Exhibit 1.1
HCA INC.
$5,000,000,000
7.50% Senior Notes due 2022
6.50% Senior Secured Notes due 2020
UNDERWRITING AGREEMENT
July 26, 2011
J.P. Morgan Securities LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
As Representatives of the Underwriters
  c/o J.P. Morgan Securities LLC
     383 Madison Avenue
     New York, New York 10179
Ladies and Gentlemen:
          HCA Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (each an “Underwriter” and together, the “Underwriters”), for whom you (the “Representatives”) are acting as representatives of, the respective amounts set forth in such Schedule I of $2,000,000,000 aggregate principal amount of its 7.50% Senior Notes due 2022 (the “Senior Notes”) and $3,000,000,000 aggregate principal amount of its 6.50% Senior Secured Notes due 2020 (the “Secured Notes” and together with the Senior Notes, the “Securities”).
          The Senior Notes will be issued pursuant to a base indenture, to be dated on or about August 1, 2011 (the “Indenture”), among the Company, the Parent Guarantor (as defined below), Law Debenture Trust Company of New York, as trustee (in such capacity, the “Senior Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (the “Registrar”), as supplemented by the supplemental indenture, dated August 1, 2011, among the Company, the Parent Guarantor, the Senior Trustee and the Registrar (as supplemented, amended or modified from time to time, the “Senior Indenture”). The Secured Notes will be issued pursuant to the Indenture, as supplemented by the supplemental indenture, dated August 1, 2011, among the Company, the Parent Guarantor (as defined below), the Subsidiary Guarantors (as defined below), Law Debenture Trust Company of New York, as trustee (in such capacity, the “Secured Trustee”) and the Registrar (as supplemented, amended or modified from time to time, the “Secured Indenture” and, together with the Senior Indenture, the “Indentures”).
          The Senior Notes will be unconditionally guaranteed on a senior unsecured basis (the “Senior Guarantee”) by HCA Holdings, Inc., a Delaware corporation and the Company’s parent (“Holdings”). The Secured Notes will be unconditionally guaranteed (i) jointly and severally, on a senior secured basis (the “Secured Guarantees” and together with the Senior Guarantee, the “Guarantees”) by each of the Company’s subsidiaries (as defined in Section 18 hereof) that guarantee the Company’s obligations under the senior secured credit facilities (with the exception of the subsidiaries which guarantee only the asset-based revolving credit facility and/or the European term loan facility) (the “Credit Facilities”) described in the Disclosure Package (as defined below) and the Prospectus (as defined below) (together, the “Subsidiary Guarantors”) and (ii) on a senior unsecured basis by Holdings. For purposes of this Agreement (i) the Subsidiary Guarantors and Holdings, as guarantor of the Secured Notes, shall be collectively referred to herein as the “Secured Guarantors” and (ii) Holdings, as a guarantor of the Senior Notes, shall be referred to herein as the “Parent Guarantor.” The Parent Guarantor together with the Secured Guarantors shall be referred to herein collectively as the “Guarantors.”
          In connection with the offer and sale of the Securities, the Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-175791), which contains a base prospectus relating to the debt securities to be issued from time to time by the Company (the “Base Prospectus”). The Company has also filed or proposed to file, with the Commission pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). Such registration statement, as amended at the time it became effective under the Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Act (the “Rule 430 Information”), is called the “Registration Statement.” The term “Prospectus” shall mean the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with the confirmation and sales of the Securities, and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus as the case may be; any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be. The term “Disclosure Package” shall mean (i) a Preliminary Prospectus dated July 26, 2011 and (ii) any “free writing prospectus” as defined in Rule 405 of the Act identified in Annex A hereto, which shall include the term sheet prepared pursuant to Section 5 hereto (the “Pricing Term Sheet”), which were available to purchasers of the Securities at or prior to the time when sales of the Securities were first made (the “Applicable Time”). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).
          For the purposes of this Agreement, the term “Transaction” means, collectively, the offering of the Securities and the use of proceeds therefrom described herein and in the Disclosure Package and the Prospectus.
          1. Representations and Warranties. As of the date hereof and at the Closing Date, the Company and the Guarantors, jointly and severally, represent and warrant to each Underwriter as follows (unless the context otherwise indicates, references in this Section 1 to the “Prospectus” are to (x) the Disclosure Package in the case of representations and warranties made as of the date hereof and (y) both the Disclosure Package and the Prospectus the case of representations and warranties made as of the Closing Date):
     (a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives, expressly for use in any Preliminary Prospectus.
     (b) At the Applicable Time, the Disclosure Package does not and, on the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion therein.
     (c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents identified in

Annex A (including the Pricing Term Sheet) and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
     (d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the effective date of the Registration Statement, the Registration Statement complied in all material respects with the Act and the Trust Indenture Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (e) None of the Company or any of the Guarantors or other Significant Subsidiaries (as defined below) is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

     (f) None of Holdings, the Company or any of its subsidiaries or any of its Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.
     (g) Each of Holdings, the Company and its subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and after giving effect to the Transaction (a “Material Adverse Effect”).
     (h) The Company (i) has no subsidiaries other than those subsidiaries listed on Annex C-1 and (ii) does not own or control, directly or indirectly, any “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X under the Act, other than those subsidiaries listed on Annex C-2 (each, a “Significant Subsidiary”).
     (i) As of March 31, 2011, on an as adjusted basis, after giving effect to the consummation of the Transaction, Holdings, the Company and its subsidiaries would have had the issued and outstanding capitalization as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization” and all the outstanding membership interests or shares of capital stock, as applicable, of Holdings, the Company and each Restricted Subsidiary (as such term is defined under the captions “Description of unsecured notes” and “Description of secured notes” of each of the Disclosure Package and the Prospectus) have been duly authorized and validly issued, are fully paid and nonassessable, if applicable, and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, as of the Closing Date, all outstanding shares of capital stock or membership interests of the subsidiaries held by Holdings or the Company are owned either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in connection with the Credit Facilities, under the other secured indebtedness set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization,” or permitted under the Credit Facilities and the Indentures and by the Act and the state securities or “blue sky” laws of certain jurisdictions). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there will be, on the Closing Date and after giving effect to the consummation of the Transaction, no (i) outstanding options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in Holdings, the Company or any of its subsidiaries.
     (j) (i) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor; (ii) the Senior Indenture, on the Closing Date, will have been duly authorized, executed and delivered by the Company and the Parent Guarantor and, assuming due authorization, execution and delivery thereof by the Senior Trustee and the Registrar, will constitute a legally valid and binding instrument enforceable against the Company and the Parent Guarantor in accordance with its terms (in each case subject, as to the enforcement of remedies, to the effects of (x) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (y) general principles of equity (whether considered in a proceeding in equity or at law) and (z) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)); (iii) the Secured Indenture, on the Closing Date, will have been duly authorized, executed and delivered by the Company and each Secured Guarantor and, assuming due authorization, execution and delivery thereof by the Secured Trustee and the Registrar, will constitute a legally valid and binding instrument enforceable against the Company and each Secured Guarantor in accordance with its terms (subject to the Enforceability Limitations); (iv) the Senior Notes, on the Closing Date, will have been duly authorized by the Company and, when executed and authenticated by the Senior Trustee in accordance with the provisions of the Senior Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company and entitled to the benefits of the Senior Indenture (subject to the Enforceability Limitations); (v) the Secured Notes, on the Closing Date, will have been duly authorized by the Company and, when executed and authenticated by the Secured Trustee in accordance with the provisions of the Secured Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company and entitled to the benefits of the Senior Indenture (subject to the Enforceability Limitations); (vi) the Senior Guarantee, on the Closing Date, will constitute the legal, valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms and entitled to the benefits of the Senior Indenture (subject to the Enforceability Limitations); (vii) the Secured Guarantees, on the Closing Date, will constitute the legal, valid and binding obligations of each of the Secured Guarantors, enforceable against each of the Secured Guarantors in accordance with their terms and entitled to the benefits of the Secured Indenture (subject to the Enforceability Limitations); (viii) the Mortgage Amendments (as defined on Schedule III hereto) will have been duly authorized, executed and delivered by the Company and each Secured Guarantor to the extent a party thereto and (ix) each of the Security Documents (as defined in Section 18 hereof) on the Closing Date will have been duly authorized, executed and delivered by the Company and each Secured Guarantor to the extent a party thereto. When the Security Documents and the Mortgage Amendments have been duly executed and delivered, the Security Documents and the Mortgages, as amended by the Mortgage Amendments will constitute legal, valid and binding agreements of the Company and each Secured Guarantor to the extent a party thereto, enforceable against the Company and each Secured Guarantor to the extent a party thereto in accordance with their terms (subject to the Enforceability Limitations).
     (k) The term “Transaction Documents” refers to this Agreement, the Securities, the Security Documents, the Mortgages and the Indentures (including the Senior Guarantee and the Secured Guarantees). Each of the Transaction Documents conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus, to the extent described therein.
     (l) No consent, approval, authorization or filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body, or to the knowledge of the Company, any non-United States court or governmental agency or body, is required in connection with the execution, delivery and performance of the Transaction Documents (including, without limitation, the issuance of the Securities), except such (i) as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby (ii) filings of financing statements under the Uniform Commercial Code as from time to time in effect in the relevant jurisdictions or the relevant personal property security legislation, each as from time to time in effect in the relevant jurisdictions; and any filings required by the United States Patent and Trademark Office or the United States Copyright Office or the applicable intellectual property legislation, rules or regulations in effect in the other relevant jurisdictions or (iii) as shall have been obtained or made prior to the Closing Date.
     (m) None of the execution and delivery of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantees or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Guarantors is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Guarantors or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent governance document of the Company or any of the Guarantors.
     (n) The consolidated financial statements of the Holdings and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position, results of operations and cash flows of Holdings and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Summary—Summary financial data” in the Registration Statement, the Disclosure Package and the Prospectus and in Updated Item 6, “Selected Financial Data to the Company’s annual report on Form 10-K for the year ended December 31, 2010,” filed with Holdings’ Current Report on Form 8-K filed on July 26, 2011 incorporated by reference therein fairly present in all material respects, on the basis stated therein, the information included therein; and the financial data and operating statistics for the quarter ended June 30, 2011 included in the Disclosure Package and the Prospectus under the heading “Recent developments” were determined by Holdings with a reasonable basis and in good faith. Nothing has come to the attention of Holdings, the Company or any other Guarantor that would cause any of them to believe that the actual financial data and operating statistics for the applicable periods will be materially different from the amounts disclosed in the Disclosure Package and the Prospectus.
     (o) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), no action, suit, proceeding, investigation or audit by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any Guarantor or any of their respective subsidiaries or their respective property is pending or, to the knowledge of the Company, threatened or contemplated that (i) would reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby or (ii) would reasonably be expected to have a Material Adverse Effect.
     (p) Each of the Company, the Guarantors and their respective subsidiaries owns or leases all such real properties as are necessary to the conduct of their respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.
     (q) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), none of the Company, any Guarantor or any of their respective subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent governance document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any Guarantor or any their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors, their respective subsidiaries or any of their respective properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company, a Guarantor or another Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.
     (r) Ernst & Young LLP, who have audited the consolidated financial statements of the Parent Guarantor and its subsidiaries as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Parent Guarantor and its subsidiaries within the meaning of the Act and the rules of the Public Company Accounting Oversight Board.
     (s) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), the Company, the Guarantors and their subsidiaries have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.
     (t) Immediately after giving effect to the Transaction, no subsidiary of the Company (including any Guarantor) will be prohibited, directly or indirectly, from paying any dividends to the Company or any Guarantor or any other subsidiary (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from making any other distribution on such subsidiary’s capital stock or membership interests (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from repaying to the Company or any Guarantor or any other subsidiary any loans or advances to such subsidiary from the Company or any Guarantor or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any Guarantor or any other subsidiary of the Company or any Guarantor, except as described in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto) or contemplated pursuant to (i) the Company’s senior secured credit facilities, (ii) the indentures governing the Company’s existing secured notes, in each case as defined in the Disclosure Package and the Prospectus and (iii) Holdings’ indenture governing its 7 3/4% Senior Notes due 2021.
     (u) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), (i) the Company, the Guarantors and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and (ii) none of the Company, the Guarantors or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
     (v) The Parent Guarantor and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (w) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), the Company, the Guarantors and their respective subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes (including, without limitation, medical waste), pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
     (x) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in each of the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (y) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), (i) the Company, the Guarantors and their respective subsidiaries possess all required permits, licenses, provider numbers, certificates, approvals

(including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare, Medicaid, TRICARE programs and other governmental healthcare programs in which they participate), accreditations (including, without limitation, accreditation by The Joint Commission) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all required declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies and accreditation organizations necessary to conduct the business now operated by them (including, without limitation, Government Licenses as are required (a) under such federal and state healthcare laws as are applicable to the Company, the Guarantors and their respective subsidiaries and (b) with respect to those facilities operated by the Company, the Guarantors or any of their respective subsidiaries that participate in the Medicare, Medicaid and/or TRICARE programs, to receive reimbursement thereunder), except where the failure to possess such Governmental Licenses or to make such declarations and filings would not reasonably be expected to result in a Material Adverse Effect; (ii) the Company, the Guarantors and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect and (iv) none of the Company, the Guarantors or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. All of the acute care hospitals, psychiatric hospitals and inpatient rehabilitation facilities operated by the Company, the Guarantors or any of their respective subsidiaries are “providers” (as defined in the Social Security Act and the regulations promulgated thereunder (collectively, “SSA”)), and all ambulatory surgery centers, diagnostic and imaging centers, radiation and oncology centers and other healthcare operations operated by the Company, the Guarantors or any of their respective subsidiaries are “suppliers,” as defined in the SSA, and all such providers of services and suppliers are eligible to participate in the Medicare and (to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus) Medicaid and TRICARE programs. For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the SSA that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the SSA that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees and their dependants, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

     (z) The accounts receivable of the Company, the Guarantors and their respective subsidiaries have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not materially exceed amounts the Company, the Guarantors and their respective subsidiaries are entitled to receive, except as set forth in or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (in each case, exclusive of any amendment or supplement thereto).
     (aa) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), none of the Company, the Guarantors, or, to the knowledge of the Company, any officers, directors, stockholders, members, employees or other agents of the Company, the Guarantors or any of their respective subsidiaries or any of the hospitals operated by them, has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, including, but not limited to, 42 U.S.C. Section 1320a-7 (Program Exclusion), Section 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), Sections 1395nn and 1396b (the “Stark” law, prohibiting certain self-referrals), the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Sections 3729-32, Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, Health Care Fraud, 18 U.S.C. Section 1347, the privacy, security and transactions provisions of the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191), or the federal Food, Drug & Cosmetics Act, 21 U.S.C. Section 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any other item or service for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties); (v) referring an individual to a person with which it has ownership or certain other financial arrangements or billing Medicare or Medicaid or any beneficiary of such program or other person for any designated health service or other item or service (where applicable federal law prohibits such referrals); (vi) knowingly and willfully presenting or causing to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent; (vii) violating any corporate integrity agreement or other agreement with any government agency (including, without limitation, the United States Department of Justice (“DOJ”) and the Office of Inspector General of the United States Department of Health and Human Services (“OIG”); and (viii) violating any enforcement initiative instituted by any governmental agency (including, without limitation, the OIG and the DOJ), except, in each case set forth in this paragraph, for any such activities which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (bb) Each Security Document on the Closing Date will have been duly authorized by the Company and the Secured Guarantors to the extent a party thereto and, when duly executed and delivered by each of the parties thereto, will constitute a valid and legally binding agreement of each of the parties thereto, enforceable against the Company and each Secured Guarantor in accordance with its terms (in each case subject to the Enforceability Limitations). The Mortgages, as amended by the respective Mortgage Amendments when said Mortgage Amendments have been executed and delivered in connection with the sale of the Secured Notes and properly recorded and indexed with the applicable governmental authorities (together with payment of the appropriate filing or recording fees and applicable taxes), will create, in favor of the First Lien Collateral Agent for the benefit of the New First Lien Secured Parties (as defined in the Registration Statement, the Disclosure Package and the Prospectus), including the First Lien Collateral Agent and the Trustee on behalf of the holders of the Secured Notes, (i) valid and enforceable mortgage liens on such real property (subject to the Enforceability Limitations and the Permitted Exceptions (as defined in the Mortgages)) and (ii) perfected security interests in such fixtures subject only to the Permitted Liens (as defined under the caption “Description of secured notes” in the Disclosure Package and the Prospectus) and other liens permitted under the covenant described in “Description of secured notes—certain covenants—liens” and the Permitted Exceptions. The Security Documents, when executed and delivered in connection with the sale of the Secured Notes, will create in favor of the First Lien Collateral Agent of the New First Lien Secured Parties, including the First Lien Collateral Agent and the Trustee on behalf of the holders of the Secured Notes, valid and enforceable security interests in the rights of the Company and each Secured Guarantor in the property in which a security interest is purported to be granted under the Security Documents and upon, or as a result of, the filing of appropriate Uniform

Commercial Code financing statements and upon the taking of the other actions described in the Security Documents, the security interests in the rights of the Company and each Secured Guarantor in such property will be perfected to the extent provided in the Security Documents and will be subject only to Permitted Liens and other liens permitted under the covenant described in “Description of secured notes—certain covenants—liens.”
     (cc) The Company and the Guarantors collectively own, have rights in or have the power to transfer rights in the Collateral, free and clear of any Liens (as defined under the caption “Description of secured notes” in the Disclosure Package and the Prospectus) other than (i) the security interests granted pursuant to the Security Documents, (ii) the security documents relating to the Credit Facilities and (iii) Liens expressly permitted to exist on the Collateral under the First Lien and Second Lien Indentures.
     (dd) All of the capital stock of any corporation to be pledged under the Security Documents is certificated and exists as of the date hereof.
     (ee) The Company is not an ineligible issuer, and the Parent Guarantor is a well-known seasoned issuer, in each case as defined in Rule 405 of the Act, in each case, at the times specified in the Act in connection with the offering of the Securities.
          Any certificate signed by any officer of the Company, the Guarantors or their respective subsidiaries and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities and, when issued, the Guarantees, shall be deemed a joint and several representation and warranty by each of the Company, the Guarantors and their respective subsidiaries, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, (i) with respect to the Senior Notes, at a purchase price of 98.875% of the gross proceeds to the Company (i.e. less a discount of $22,500,000), plus accrued interest, if any, from August 1, 2011 to the Closing Date, the principal amount of the Senior Notes set forth opposite such Underwriter’s name in Schedule I hereto and (ii) with respect to the Secured Notes, at a purchase price of 98.875% of the gross proceeds to the Company (i.e. less a discount of $33,750,000), plus accrued interest, if any, from August 1, 2011 to the Closing Date, the principal amount of the Secured Notes set forth opposite such Underwriter’s name in Schedule I hereto.
          (b) The Company hereby confirms its engagement of Barclays Capital Inc., who hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Conduct Rules (“Rule 5121”) with respect to the offering and sale of the Securities. Barclays Capital Inc. solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, New York City time on August 1, 2011 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company in writing to the Representatives. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.
          4. Offering by Underwriters. Each Underwriter acknowledges that:
     (a) it has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” as defined under Rule 405 of the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus listed in Annex B or prepared pursuant to Section 1(c) above or Section 5(d) below (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a Pricing Term Sheet substantially in the form of Annex A hereto; and
     (b) it is not subject to any proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period (as defined below)).
          5. Agreements. The Company and the Guarantors jointly and severally agree, in each case with each Underwriter as follows:
     (a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet in the form of Annex A hereto) to the extent required by Rule 433 under the Act; and will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered, electronically or otherwise) to the Underwriters in New York City on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) The Company has (i) furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act and (ii) Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act (such period, the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (c) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to J.P. Morgan Securities LLC (“J.P. Morgan”) and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus required to be filed or file any such proposed amendment or supplement to which J.P. Morgan reasonably objects.
     (d) The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use every reasonable effort to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters or the Company, the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Company will promptly notify J.P. Morgan on behalf of the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Disclosure Package will comply with law.
     (f) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify J.P. Morgan on behalf of the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     (g) The Company will use reasonable best efforts to assist the Underwriters in arranging, if necessary, for the qualification of the Securities for sale by the Underwriters under the applicable securities laws of such jurisdictions in the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject themselves to taxation in excess of a nominal amount in respect of doing business in any jurisdiction. The Company will promptly advise J.P. Morgan, on behalf of the Representatives, of the receipt by it of any notification with respect to the suspension of the qualification of the Securities or the Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (h) The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.
     (i) The Company will not, for a period of 30 days following the date of the Prospectus, without the prior written consent of J.P. Morgan, offer, sell or contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, any of the Guarantors or any of their respective Affiliates or any person in privity with the Company, any of the Guarantors or any of their respective Affiliates), directly or indirectly, or announce the offering of, any capital markets debt securities issued or guaranteed by the Company or any of the Guarantors (other than the Securities and the Guarantees).
     (j) The Company and the Guarantors jointly and severally agree to pay the costs and expenses incident to the following matters: (i) the fees of the Trustee (and its counsel); (ii) the preparation, printing (or reproduction), delivery (including postage, air freight charges and charges for counting and packaging) and filing under the Act, of such copies of the Registration Statement, the Disclosure Package, and Issuer Free Writing Prospectus and the Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of any blue sky memorandum to investors in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(g) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) the approval of the Securities for book-entry transfer by DTC; (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the

Company’s and Holdings’ accountants and the fees and expenses of counsel (including local and special counsel) to the Company; (ix) the rating of the Securities by rating agencies; (x) all filing costs, fees and expenses relating to the perfection of the security interests in the Collateral, as set forth in the Security Documents; and (xi) all other costs and expenses incident to the performance by the Company of their obligations hereunder; provided, however, that except as specifically provided in this paragraph (j), in Section 8 and in Section 9, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Securities.
     (k) The Company will use the proceeds from the sale of the Securities in the manner described in each of the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of proceeds.”
     (l) The Company and the Guarantors jointly and severally acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any of the Guarantors or any other person. Additionally, no Underwriter is advising the Company, any of the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any of the Guarantors with respect thereto. Any review by the Underwriters of the Company and the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any of the Guarantors.
     (m) The Company and each Secured Guarantor shall cause the Secured Notes and the Secured Guarantees to be secured by liens on the Collateral to the extent and in the manner provided for in the Secured Indenture and the Security Documents and as described in each of the Registration Statement, the Disclosure Package and the Prospectus.
     (n) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Guarantors contained herein at the Applicable Time, to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Guarantors contained herein at the Closing Date, to the accuracy of the statements of the Company or any Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) The Company shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company, to furnish to the Underwriters an opinion letter and an advice letter, each dated the Closing Date and substantially in the forms of Exhibit A and Exhibit B, respectively, hereto and an opinion of Bass, Berry & Sims PLC, special regulatory counsel for the Company, dated the Closing Date and substantially in the form of Exhibit C hereto. The Company shall have requested and caused the general counsel of the Company to furnish to the Underwriters an opinion letter with regards to such matters as the Representatives shall reasonably require. In addition, the Company shall have requested and caused to be furnished opinion letters in a form reasonably satisfactory to the Representatives by (i) McGuireWoods LLP, with respect to certain matters of California, Florida, Georgia and Virginia law, (ii) Baker Botts L.L.P., with respect to certain matters of Texas law, (iii) Jones Waldo Holbrook & McDonough PC, with respect to certain matters of Utah law, (iv) McAfee & Taft, with respect to certain matters of Oklahoma law, (v) Bass, Berry & Sims PLC, with respect to certain matters of Tennessee law (which opinion may be included in the opinion described above), (vi) Haynsworth Sinkler Boyd, P.A., with respect to certain matters of South Carolina law, and (vii) Anderson Nelson Hall Smith, P.A., with respect to certain matters of Idaho law, or, in any such case, from such other counsel acceptable to the Representatives.
     (c) The Underwriters shall have received from Cahill Gordon & Reindel llp, counsel for the Underwriters, such opinion letter and advice letter, each dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indentures, the Disclosure Package and the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Prospectus, any amendment or supplement to the Disclosure Package or the Prospectus and this Agreement and that:

     (i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) at the Applicable Time and on the Closing Date, and the Company and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included or incorporated by reference in each of the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
          (e) At the Applicable Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Underwriters a “comfort” letter, dated as of the Applicable Time, and a bring-down “comfort letter,” dated as of the Closing Date, respectively, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent registered public accountants within the meaning of the Exchange Act and within the meaning of the rules of the Public Company Accounting Oversight Board and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Registration Statement, the Disclosure Package and the Prospectus, including any amendment or supplement thereto at the date of the applicable letter.
          (f) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change or development in the condition (financial or otherwise), business or results of operations of the Parent Guarantor and its subsidiaries, taken as a whole, and after giving effect to the Transaction, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of J.P. Morgan, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
          (g) At the Closing Date, the Company, the Parent Guarantor and the Senior Trustee shall have entered into the Senior Indenture, and the Representatives shall have received counterparts, conformed as executed, thereof.

     (h) At the Closing Date, the Company, the Secured Guarantors and the Secured Trustee shall have entered into the Secured Indenture, and the Representatives shall have received counterparts, conformed as executed, thereof.
     (i) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of the Securities by any “nationally recognized statistical rating organization” (as defined for purposes of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request, as set forth in the closing memorandum relating to the offering of the Securities.
     (k) Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through DTC.
     (l) At the Closing Date, the Underwriters, the Secured Trustee and the First Lien Collateral Agent shall have received the Additional First Lien Secured Party Consent, the Intercreditor Agreements and each other document or instrument required to cause the Secured Notes and the Secured Guarantees to be secured by liens on the Collateral to the extent and in the manner provided for in the Secured Indenture and the Security Documents and as described in the Registration Statement, the Disclosure Package and the Prospectus, in each case executed by the parties thereto.
                    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.
                    The documents required to be delivered by this Section 6 will be available for inspection at the office of Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017, on the Business Day prior to the Closing Date.
                    7. Post Closing Actions Relating to Collateral. Notwithstanding anything to the contrary contained in this Agreement, the Secured Indenture, the Security Documents or the Mortgages, the Company and the Secured Guarantors acknowledge and agree that the Company and its subsidiaries shall be required to take the actions specified in Schedule III as promptly as reasonably practicable, and in any event within the periods after the Closing Date specified in said Schedule III. The provisions of said Schedule III shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety.
                    All conditions precedent, representations and covenants contained in this Agreement, the Secured Indenture, the Security Documents and the Mortgages shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in any of the above-referenced agreements), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of Section 7, and (y) all representations and warranties relating to the Security Documents and the Mortgages shall be required to be true immediately after the actions required to be taken by Section 7 have been taken (or were required to be taken).
                    8. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 10 hereof, the Company and the Guarantors, jointly and severally, will reimburse the Underwriters through the Representatives on behalf of the Underwriters on demand for all reasonable expenses (including reasonable fees and disbursements of Cahill Gordon & Reindel llp) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
                    9. Indemnification and Contribution.
                    (a) The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the Disclosure Package, any Issuer Free Writing Prospectus or any written communication that constitutes an offer to sell or a solicitation of any offer to buy the Securities used by the Company or the Guarantors in violation of the provisions of this Agreement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have. The Company and the Guarantors shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company or such Guarantor, as applicable, which consent shall not be unreasonably withheld.
                    (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless (i) the Company and the Guarantors, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Company or any of the Guarantors, and (iii) the directors and officers of the Company and the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors, to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantors acknowledge that the third, seventh, eighth, ninth and tenth paragraphs and the third sentence of the sixth paragraph under the heading “Underwriting” in the Disclosure Package and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus.
                    (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, except as provided in paragraph (d) below. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons; provided, that, if indemnity is sought pursuant to Section 9(e), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the Act or Section 20 of Exchange Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. Any such separate firm for any Underwriter, its Affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan, and any such separate firm for the Company or any of the Guarantors and any control persons, officers or directors of the Company or any of the Guarantors shall be designated in writing by the Company or such Guarantor, as the case may be. In the event that any Underwriter, its Affiliates, directors and officers or any control persons of such Underwriter are Indemnified Persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 9(c), and any such Underwriter, its Affiliates, directors and officers or any control persons of such Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such Indemnified Persons shall be designated in writing by J.P. Morgan. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party. In addition to and without limitation of the Company’s a obligation to indemnify Barclays Capital Inc. as an Underwriter, the Company agrees to indemnify and hold harmless the QIU, its Affiliates and selling agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Securities.
                    (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company or any Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and by the Underwriters, on the other hand, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by them. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or any Guarantor, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9, in no event under this Section 9(d) shall any Underwriter be responsible for any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act and the respective officers and directors of the Company and the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d). The Company and the Underwriters agree that Barclays Capital Inc. will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities.
                    10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for the Securities agreed to be purchased by such Underwriter hereunder, and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of the Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of the Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the Company shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters, as the case may be, to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the principal amount thereof upon such terms herein set forth. If, however, the Company shall not have completed such arrangements within 72 hours after such default and the principal amount of unpurchased Securities exceeds 10% of the principal amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Company or counsel for the Representatives are necessary in the Registration Statement and the Prospectus or in any other documents or arrangements. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.
                    11. Termination. This Agreement shall be subject to termination in the absolute discretion of a majority of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities generally or trading of any securities issued or guaranteed by the Company or any Guarantor on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum prices shall have been established on such exchange or the NASDAQ Global Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York state authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of J.P. Morgan, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

                    12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company and the Guarantors, or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(j), 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
                    13. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Representatives, will be mailed, delivered or faxed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, (fax: (212) 270-1063); Attention: Lauren Camp or, if sent to the Company or the Guarantors, will be mailed, delivered or faxed c/o HCA Inc. (fax no.: (615) 344-1531) and confirmed to it at One Park Plaza, Nashville, Tennessee 37203, Attention: General Counsel, with a copy to Joseph H. Kaufman, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York (fax no.: (212) 455-2502). The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by J.P. Morgan.
                    14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and at and after the Closing Date, the Company and the Guarantors and their respective successors and the indemnified persons referred to in Section 9 hereof and their respective successors and no other person will have any right or obligation hereunder. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
                    15. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
                    16. Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form, facsimile or “pdf” file thereof), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.
                    17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
                    18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
                    “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                    “Additional First Lien Secured Party Consent” means the Additional First Lien Secured Party Consent, to be dated as of the Closing Date, substantially in the form of Annex D to the Security Agreement among the Company, each of the Grantors party thereto, Bank of America, N.A., as First Lien Collateral Agent, and the Trustee.
                    “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
                    “Agreement” shall mean this purchase agreement.
                    “Applicable Time” shall mean 6:30p.m., Eastern time on July 26, 2011.
                    “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.
                    “Commission” shall mean the Securities and Exchange Commission.
                    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
                    “First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as collateral agent for the New First Lien Secured Parties (as defined in the Registration Statement, the Disclosure Package and the Prospectus) and for the holders of the obligations under the Credit Facilities (excluding the holders of obligations under the asset-based revolving credit facility) and under the First Lien Indentures.
                    “Intercreditor Agreements” shall mean (i) the Additional General Intercreditor Agreement, to be dated as of the Closing Date, among the New First Lien Secured Parties (as defined in the Registration Statement, the Disclosure Package and the Prospectus) and the First Lien Collateral Agent, The Bank of New York Mellon, as collateral agent for the holders of the notes issued under the Second Lien Indentures and as trustee under the 2006 Indenture, The Bank of New York Mellon Trust Company, N.A., as trustee under the 2009 Second Lien Indenture, and Law Debenture Trust Company of New York, as trustee under the April 2009 First Lien Indenture, the August 2009 First Lien Indenture, and the March 2010 First Lien Indenture and consented to by the Company and the Secured Guarantors and (ii) the Additional Receivables Intercreditor Agreement, to be dated as of the Closing Date, among Bank of America, N.A., as collateral agent for the holders of obligations under the asset-based revolving credit facility, and the First Lien Collateral Agent, and consented to by the Company and the Secured Guarantors.
                    “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
                    “Mortgages” shall mean, collectively, the mortgages, deeds of trust or deeds to secure debt (or assignments of certain existing mortgages and deeds of trust to Bank of America, N.A., as First Lien Collateral Agent, and amendments, modifications or restatements thereof) evidencing the liens on certain real property of the Company that will secure the Secured Notes.

                    “Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Company and/or one or more of its Subsidiaries (used in this definition as defined in the Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as trustee, as amended) and located in the United States of America.
                    “Security Documents” means (i) the Security Agreement, dated as of November 17, 2006 and amended and restated as of March 2, 2009, among the Company, each of the Grantors party thereto and the First Lien Collateral Agent, (ii) the Pledge Agreement, dated as of November 17, 2006 and amended and restated as of March 2, 2009, among the Company, each of the Pledgors party thereto and the First Lien Collateral Agent, (iii) the Additional First Lien Secured Party Consent, (iv) the Intercreditor Agreements and (v) the First Lien Intercreditor Agreement, dated as of April 22, 2009, among the First Lien Collateral Agent, Bank of America, N.A., as authorized representative for the holders of the obligations under the Credit Facilities (excluding the holders of obligations under the asset-based revolving credit facility) and Law Debenture Trust Company of New York, as authorized representative for the holders of the obligations under the April 2009 First Lien Indenture.
                    “subsidiary” means “Subsidiary” as defined in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of unsecured notes” and “Description of secured notes.”
                    “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours, HCA INC.
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President — Finance and Treasurer

HCA HOLDINGS, INC., as Parent Guarantor
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President — Finance and Treasurer

Each of the SECURED GUARANTORS listed on Schedule II hereto
By:	/s/ Donald W. Stinnett
	Name:	David W. Stinnett
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
J.P. Morgan Securities LLC
For itself and as the Representative of
the several Underwriters named in
Schedule I to the foregoing Agreement.
By: J.P. Morgan Securities LLC

By:	/s/ Lauren Camp
	Name:	Lauren Camp
	Title:	Managing Director

By: Barclays Capital Inc.
in its capacity as Qualified Independent Underwriter

By:	/s/ John Skrobe
	Name:	John Skrobe
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I
Secured Notes

Principal Amount
of Senior Notes to be
Underwriters	Purchased
J.P. Morgan Securities LLC	$501,000,000.00
Barclays Capital Inc.	$499,800,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$499,800,000.00
Citigroup Global Markets Inc.	$499,800,000.00
Deutsche Bank Securities Inc.	$499,800,000.00
Wells Fargo Securities, LLC	$499,800,000.00
Total	$3,000,000,000.00
Senior Notes

Principal Amount
of Secured Notes
Underwriters	to be Purchased
J.P. Morgan Securities LLC	$334,000,000.00
Barclays Capital Inc.	$333,200,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$333,200,000.00
Citigroup Global Markets Inc.	$333,200,000.00
Deutsche Bank Securities Inc.	$333,200,000.00
Wells Fargo Securities, LLC	$333,200,000.00
Total	$2,000,000,000.00

SCHEDULE II
Subsidiary Secured Guarantors

Columbia ASC Management, L.P.
American Medicorp Development Co.
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.
CHCA Conroe, L.P.
CHCA Mainland, L.P.
CHCA West Houston, L.P.
CHCA Woman’s Hospital, L.P.
Chippenham & Johnston-Willis Hospitals, Inc.
CMS GP, LLC
Colorado Health Systems, Inc.
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, Inc.
Columbia Medical Center of Arlington Subsidiary, L.P.
Columbia Medical Center of Denton Subsidiary, L.P.
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.
Columbia Medical Center of McKinney Subsidiary, L.P.
Columbia Medical Center of Plano Subsidiary, L.P.
Columbia North Hills Hospital Subsidiary, L.P.
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.
Columbia Polk General Hospital, Inc.
Columbia Rio Grande Healthcare, L.P.
Columbia Riverside, Inc.
Columbia Valley Healthcare System, L.P.
Columbia/Alleghany Regional Hospital, Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.

Conroe Hospital Corporation
Dallas/Ft. Worth Physician, LLC
Dauterive Hospital Corporation
Dublin Community Hospital, LLC
Eastern Idaho Health Services, Inc.
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.
Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership
Frankfort Hospital, Inc.
Galen Property, LLC
Good Samaritan Hospital, L.P.
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.
Greenview Hospital, Inc.
HCA — IT&S Field Operations, Inc.
HCA — IT&S Inventory Management, Inc.
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA Management Services, L.P.
HCA Realty, Inc.
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
HSS Holdco, LLC
HSS Systems VA, LLC
HSS Systems, LLC
HSS Virginia, L.P.
HTI Memorial Hospital Corporation
HTI MOB, LLC

Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP
JFK Medical Center Limited Partnership
KPH-Consolidation, Inc.
Lakeland Medical Center, LLC
Lakeview Medical Center, LLC
Largo Medical Center, Inc.
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Los Robles Regional Medical Center
Management Services Holdings, Inc.
Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.
Midwest Division — ACH, LLC
Midwest Division — LRHC, LLC
Midwest Division — LSH, LLC
Midwest Division — MCI, LLC
Midwest Division — MMC, LLC
Midwest Division — OPRMC, LLC
Midwest Division — PFC, LLC
Midwest Division — RBH, LLC
Midwest Division — RMC, LLC
Midwest Division — RPC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership
National Patient Account Services, Inc.
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC

Notami Hospitals of Louisiana, Inc.
Notami Hospitals, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.
Outpatient Cardiovascular Center of Central Florida, LLC
Palms West Hospital Limited Partnership
Palmyra Park Hospital, Inc.
Pasadena Bayshore Hospital, Inc
Plantation General Hospital, L.P.
Pulaski Community Hospital, Inc.
Redmond Park Hospital, LLC
Redmond Physician Practice Company
Reston Hospital Center, LLC
Retreat Hospital, LLC
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP
San Jose Hospital, L.P.
San Jose Medical Center, LLC
San Jose, LLC
Sarasota Doctors Hospital, Inc.
SJMC, LLC
Southern Hills Medical Center, LLC
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
St. Mark’s Lone Peak Hospital, Inc.
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Manatee, Inc.
Surgicare of Newport Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC
Tallahassee Medical Center, Inc.
TCMC Madison-Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.

Terre Haute MOB, L.P.
Terre Haute Regional Hospital, L.P.
The Regional Health System of Acadiana, LLC
Timpanogos Regional Medical Services, Inc.
Trident Medical Center, LLC
Utah Medco, LLC
VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
Wesley Medical Center, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated

SCHEDULE III
Post Closing Matters
                    Within 60 days after the Closing Date the First Lien Collateral Agent shall have received:
     1. fully executed counterparts of an amendment to each of the Mortgages (the “Mortgage Amendments,” each a “Mortgage Amendment”), as appropriate, in form and substance reasonably satisfactory to the Underwriters, which Mortgage Amendments shall cover the Mortgaged Properties (as defined in Annex D) owned by the Company or the Secured Guarantors as are designated on Annex D hereto, together with evidence that counterparts of said Mortgage Amendments have been delivered to the title insurance company insuring the Lien (as defined in the Indenture) of the Mortgages for recording in all places where such Mortgages are recorded, which Mortgage Amendments shall effectively create in favor of the First Lien Collateral Agent for the benefit of the New First Lien Secured Parties (as defined in the Prospectus), including the First Lien Collateral Agent and the Secured Trustee on behalf of the holders of the Secured Notes, a first-priority mortgage Lien on each Mortgaged Property, subject only to (i) those Liens created by the Security Documents and the Mortgage Amendments, (ii) those Liens, encumbrances, hypothecs and other matters affecting title to such Mortgaged Property as may have been found reasonably acceptable by the lenders or the administrative agent (as applicable) under the Credit Facilities in connection with the mortgages provided pursuant thereto, (iii) as to any particular real property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor or grantor thereof, (iv) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (v) general real estate taxes and assessments not yet delinquent, (vi) such other similar items as may have been consented to by the lenders or the administrative agent (as applicable) under the Credit Facilities in connection with the mortgages provided pursuant thereto, (vii) Enforceability Limitations, (viii) Permitted Exceptions and (ix) Permitted Liens (as defined in the Prospectus) and the Liens securing the obligations under the First Lien and Second Lien Indentures;
     2. with respect to each Mortgage Amendment intended to encumber a Mortgaged Property, a title search of the relevant Mortgaged Property confirming that there are no Liens of record in violation of the provisions of the applicable Mortgage;
     3. the opinions, addressed to the Underwriters, of (1) outside counsel or in-house counsel, as to the due authorization, execution and delivery of the Mortgage Amendments by the Company, any Secured Guarantor or any of their respective subsidiaries, as applicable, and (2) local counsel in each jurisdiction where Mortgaged Property is located, each in form and substance substantially similar to those provided in connection with the Credit Facilities; and

     4. with respect to each Mortgaged Property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and each Secured Guarantor relating thereto and (ii) evidence of insurance with respect to the Mortgaged Properties in form and substance reasonably satisfactory to the First Lien Collateral Agent).

ANNEX A
Disclosure Package
Pricing Term Sheet, dated July 26, 2011, to the Preliminary Prospectus
See attached.

Filed pursuant to Rule 433
Issuer Free Writing Prospectus, dated July 26, 2011
Supplementing the Preliminary Prospectus Supplement, dated July 26, 2011
Registration No. 333-175791
HCA Inc.
$3,000,000,000 6.50% Senior Secured Notes due 2020 (“Secured Notes”)
$2,000,000,000 7.50% Senior Notes due 2022 (“Senior Notes”)
Pricing Supplement
Pricing Supplement dated July 26, 2011 to HCA Inc.’s Preliminary Prospectus Supplement dated July 26, 2011. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Financial information present in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by changes described herein. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus Supplement.
Terms Applicable to the Secured Notes

Issuer	HCA Inc.

Aggregate Principal Amount	$3,000,000,000

Title of Security	6.50% Senior Secured Notes due 2020

Maturity	February 15, 2020

Spread to Treasury	+386 basis points

Benchmark Treasury	UST 3.625% due 2/15/20

Coupon	6.50%

Public Offering Price	100% plus accrued interest, if any, from August 1, 2011

Yield to Maturity	6.50%

Interest Payment Dates	February 15 and August 15 of each year, beginning on February 15, 2012

Record Dates	February 1 and August 1 of each year

Gross Proceeds	$3,000,000,000

Underwriting Discount	1.125%

Net Proceeds to Issuer before Expenses	$2,966,250,000

Optional Redemption (Make Whole Call)	The secured notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption, or “make-whole,” price equal to the greater of:
(i)	100% of the aggregate principal amount of the secured notes to be redeemed, and

(ii)	an amount equal to sum of the present value of the remaining scheduled payments of principal of and interest on the secured notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

Change of Control	Upon certain change of control events, each holder may require the Issuer to repurchase at 101%, plus accrued and unpaid interest, if any.

Trade Date	July 26, 2011

Settlement Date:	August 1, 2011 (T+4)

We expect that delivery of the notes will be made to investors on or about August 1, 2011, which will be the fourth business day following the date of this pricing term sheet (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Denominations	$2,000 and integral multiples of $1,000

CUSIP/ISIN Numbers	CUSIP: 404121AC9 ISIN: US404121AC95

Form of Offering	SEC Registered (Registration No. 333-175791)

Joint Book-Running Managers	J.P. Morgan Securities LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC

Terms Applicable to the Senior Notes

Issuer	HCA Inc.

Aggregate Principal Amount	$2,000,000,000

Title of Security	7.50% Senior Notes due 2022

Maturity	February 15, 2022

Spread to Treasury	+455 basis points

Benchmark Treasury	UST 8% due 11/15/21

Coupon	7.50%

Public Offering Price	100% plus accrued interest, if any, from August 1, 2011

Yield to Maturity	7.50%

Interest Payment Dates	February 15 and August 15 of each year, beginning on February 15, 2012

Record Dates	February 1 and August 1 of each year

Gross Proceeds	$2,000,000,000

Underwriting Discount	1.125%

Net Proceeds to Issuer before Expenses	$1,977,500,000

Optional Redemption (Make Whole Call)	The unsecured notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption, or “make-whole,” price equal to the greater of:
(i)	100% of the aggregate principal amount of the unsecured notes to be redeemed, and

(ii)	an amount equal to sum of the present value of the remaining scheduled payments of principal of and interest on the unsecured notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

Change of Control	Upon certain change of control events, each holder may require the Issuer to repurchase at 101%, plus accrued and unpaid interest, if any.

Trade Date	July 26, 2011

Settlement Date	August 1, 2011 (T+4)

We expect that delivery of the notes will be made to investors on or about August 1, 2011, which will be the fourth business day following the date of this pricing term sheet (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Denominations	$2,000 and integral multiples of $1,000

CUSIP/ISIN Numbers	CUSIP: 404121AD7 ISIN: US404121AD78

Form of Offering	SEC Registered (Registration No. 333-175791)

Joint Book-Running Managers	J.P. Morgan Securities LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
Pricing Supplement
Terms Applicable to the Secured Notes and Senior Notes

Use of Proceeds	We estimate that our net proceeds from this offering, after deducting underwriter discounts and commissions and estimated offering expenses, will be approximately $4,943,750,000.00.

We intend to use the net proceeds from the notes offered hereby, together with $300 million of borrowings under our asset-based revolving credit facility, to redeem and repurchase all of (i) the $1.578 billion outstanding 9 5/8%/10 3/8% second lien toggle notes due 2016 and (ii) the $3.2 billion outstanding 9 1/4% second lien notes due 2016 and (iii) for related fees and expenses.

Certain of the underwriters and/or their affiliates may be holders of our 9 5/8% / 10 3/8% second lien toggle notes due 2016 and/or 9 1/4% second lien notes due 2016 and, accordingly, may receive a portion of the net proceeds of this offering in connection with the redemption of those notes. However, none of the underwriters, nor any of their affiliates will receive net proceeds of this offering equal to or in excess of 5% of the net proceeds of this offering. See “Underwriting (conflicts of interest).”

Additional Changes to Preliminary Prospectus Supplement:	The total size of the offering of notes has been increased from $1,000,000,000 to $5,000,000,000, allocated as set forth above.

Corresponding changes have been made where applicable throughout the Preliminary Prospectus Supplement. In addition, other information (including financial information) is deemed to have changed to the extent affected by the changes described herein and the pricing of the Notes.

As a result of this increase in offering size, the description of the second lien notes and any references to the amount of the $1.578 billion 9 5/8%/10 3/8% second lien toggle notes due 2016 being redeemed with the net proceeds of this offering shall be amended to increase the amount being redeemed from the initial $900 million to all of such notes and to include the redemption of all of the outstanding 9 1/4% second lien notes due 2016. In addition, as a result of the repayment of all of the 9 5/8%/10 3/8% second lien toggle notes due 2016 and 9 1/4% second lien notes due 2016, as of March 31, 2011, on an as adjusted basis to give effect to the June redemptions, this offering and the use of proceeds described herein, there would have been approximately $26.0 billion of indebtedness of HCA Inc.’s subsidiaries, of which approximately $16.6 billion would have been secured.

The issuer has filed a registration statement (including a prospectus and a related prospectus supplement) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents HCA Holdings, Inc. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by calling J.P. Morgan Securities LLC collect at 1-800-245-8812.
This communication should be read in conjunction with the preliminary prospectus supplement and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX C-1
Subsidiaries of the Company
AAL Holdings, Inc.
AB TIC Investments, LLC
AC Med, LLC
Acadiana Care Center, Inc.
Acadiana Practice Management, Inc.
Acadiana Regional Pharmacy, Inc.
ACH, Inc.
Acworth Immediate Care, LLC
Administrative Physicians of North Texas, PLLC
Advanced Neurosurgery, LLC
Advanced Orthopedics, LLC
Advanced Plastic Surgery Center of Terre Haute, LLC
Advanced Radiation Oncology Care, LLC
Albany Family Practice, LLC
Albany Neurosurgery Center, LLC
Aligned Business Consortium Group, L.P.
All About Learning, LLC
All About Staffing of Texas, Inc.
All About Staffing, Inc.
Alleghany General and Bariatric Services, LLC
Alleghany Hospitalists, LLC
Alleghany Primary Care, Inc.
Alleghany Specialists, LLC
Alpharetta Imaging Services, LLC
Alta Internal Medicine, LLC
Alternaco, LLC
Ambulatory Endoscopy Clinic of Dallas, Ltd.
Ambulatory Services Management Corporation of Chesterfield County, Inc.
Ambulatory Surgery Center Group, Ltd.
American Medicorp Development Co.
Ami-Point GA, LLC
AOGN, LLC
AOSC Sports Medicine, Inc.
Appledore Medical Group II, Inc.
Appledore Medical Group, Inc.
Appomattox Imaging, LLC
AR Holding 1, LLC
AR Holding 10, LLC
AR Holding 11, LLC
AR Holding 12, LLC
AR Holding 13, LLC
AR Holding 14, LLC
AR Holding 15, LLC
AR Holding 16, LLC
AR Holding 17, LLC
AR Holding 18, LLC
AR Holding 19, LLC
AR Holding 2, LLC

AR Holding 20, LLC
AR Holding 21, LLC
AR Holding 22, LLC
AR Holding 23, LLC
AR Holding 24, LLC
AR Holding 25, LLC
AR Holding 26, LLC
AR Holding 27, LLC
AR Holding 28, LLC
AR Holding 29, LLC
AR Holding 3, LLC
AR Holding 30, LLC
AR Holding 4, LLC
AR Holding 5, LLC
AR Holding 6, LLC
AR Holding 7, LLC
AR Holding 8, LLC
AR Holding 9, LLC
Arkansas Medical Park, LLC
Arlington Diagnostic South, Inc.
Arlington Neurosurgeons, PLLC
Arlington Primary Care, PLLC
Arlington Primary Medicine, PLLC
Arlington Surgery Center, L.P.
Arlington Surgicare, LLC
Arlington Vascular Surgery, PLLC
Arthritis Specialists of Nashville, Inc.
ASD Shared Services, LLC
Ashburn ASC, LLC
Ashburn Imaging, LLC
Athens Community Hospital, Inc.
Atlanta Healthcare Management, L.P.
Atlanta Home Care, L.P.
Atlanta Market GP, Inc.
Atlanta Orthopaedic Surgical Center, Inc.
Atlanta Outpatient Surgery Center, Inc.
Atlanta Surgery Center, Ltd.
Atlantis Surgicare, LLC
Atrium Surgery Center, L.P.
Atrium Surgery Center, Ltd.
Atrium Surgicare, LLC
Augusta Inpatient Services, LLC
Augusta Multispecialty Services, LLC
Augusta Primary Care Services, LLC
Augusta Specialty Hospitalists, LLC
Austin Heart Cardiology MSO, LLC
Austin Heart, PLLC
Austin Medical Center, Inc.
Austin Physicians Management, LLC
Austin Urogynecology, PLLC
Aventura Cancer Center Manager, LLC
Aventura Comprehensive Cancer Research Group of Florida, Inc.
Aventura Healthcare Specialists LLC
Aventura Neurosurgery, LLC

Avoyelles Family Care (A Medical Limited Liability Company)
Bailey Square Ambulatory Surgical Center, Ltd.
Bailey Square Outpatient Surgical Center, Inc.
BAMI Property, LLC
Bannerman Family Care, LLC
Basic American Medical, Inc.
Bay Area Healthcare Group, Ltd.
Bay Area Surgical Center Investors, Ltd.
Bay Area Surgicare Center, Inc.
Bay Hospital, Inc.
Bayonet Point Surgery Center, Ltd.
Bayshore Occupational and Family Medicine, PLLC
Bayshore Partner, LLC
Bayshore Surgery Center, Ltd.
Beach Primary Care, LLC
Bedford-Northeast Community Hospital, Inc.
Behavioral Health Sciences of West Florida, LLC
Bellaire Imaging, Inc.
Belleair Surgery Center, Ltd.
Belton Family Practice Clinic, LLC
Big Cypress Medical Center, Inc.
Blacksburg Family Care, LLC
Boca Raton Open Imaging Center, LLC
Bonita Bay Surgery Center, Inc.
Bonita Bay Surgery Center, Ltd.
Bountiful Surgery Center, LLC
Boynton Beach EFL Imaging Center, LLC
Bradenton Cardiology Physician Network, LLC
Bradenton Outpatient Services, LLC
Brandon Imaging Manager, LLC
Brandon Regional Cancer Center, LLC
Brandon SRS Management Services, LLC
Brandon Surgi-Center, Ltd.
Brigham City Community Hospital Physician Services, LLC
Brigham City Community Hospital, Inc.
Brigham City Health Plan, Inc.
Brookwood Medical Center of Gulfport, Inc.
Broward Cardiovascular Surgeons, LLC
Broward Healthcare System, Inc.
Broward Neurosurgeons, LLC
Brownsville Specialists of Texas, PLLC
Brownsville Surgical Specialists, PLLC
Brownsville-Valley Regional Medical Center, Inc.
Brunswick Anesthesia, LLC
Buckhead Surgical Services, L.P.
Buford Road Imaging, L.L.C.
Byron Family Practice, LLC
C. Medrano, M.D., PLLC
C/HCA Capital, Inc.
C/HCA Development, Inc.
C/HCA, Inc.
Calder Urgent Care, PLLC
California Imaging Center Manager, LLC
Calloway Creek Surgery Center, L.P.

Calloway Creek Surgicare, LLC
Cancer Centers of North Florida, LLC
Cancer Services of Aventura, LLC
Cape Coral Surgery Center, Inc.
Cape Coral Surgery Center, Ltd.
Capital Anesthesia Services, LLC
Capital Area Cardiology
Capital Area Occupational Medicine, PLLC
Capital Area Primary Care, PLLC
Capital Area Providers
Capital Area Specialists, PLLC
Capital Area Surgeons, PLLC
Capital Division, Inc.
Capital Network Services, Inc.
Capital Regional Healthcare, LLC
Cardiac Surgical Associates, LLC
Cardio Vascular Surgeons of North Texas, PLLC
Cardiology Associates Medical Group, LLC
Cardiology Specialists of North Texas, PLLC
CardioTexas, PLLC
Cardiothoracic Surgeons of Roanoke Valley, LLC
Cardiovascular Center of Fort Worth, L.P.
Cardiovascular Ventures of Fort Worth, LLC
Care for Women, LLC
CareOne Home Health Services, Inc.
CareOne Home Health Services, Inc.
Carlin Springs Urgent Care, LLC
Carolina Forest Imaging Manager, LLC
Carolina Regional Surgery Center, Inc.
Carolina Regional Surgery Center, Ltd.
Cartersville Medical Center, LLC
Cartersville Occupational Medicine Center, LLC
Cartersville Physician Practice I, LLC
Cartersville Urgent Care, LLC
CCH-GP, Inc.
Cedar Creek Medical Group, LLC
Cedarcare, Inc.
Cedars BTW Program, Inc.
Cedars Gastroenterologists, LLC
Cedars Healthcare Group, Ltd.
Cedars International Cardiology Consultants, LLC
Cedars Medical Center Hospitalists, LLC
Centennial Cardiovascular Consultants, LLC
Centennial CyberKnife Center, LLC
Centennial CyberKnife Manager, LLC
Centennial Heart, LLC
Centennial Neuroscience, LLC
Centennial Primary Care, LLC
Centennial Psychiatric Associates, LLC
Centennial Surgery Center, L.P.
Centennial Surgical Associates, LLC
Centennial Surgical Clinic, LLC
Center for Advanced Imaging, LLC
Center for Colorectal Care, LLC

Center for Digestive Diseases, LLC
Centerpoint Cardiology Services, LLC
Centerpoint Hospital Based Physicians, LLC
Centerpoint Medical Center of Independence, LLC
Centerpoint Medical Specialists, LLC
Centerpoint Orthopedics, LLC
Centerpoint Physicians Group, LLC
Centerpoint Women’s Services, LLC
Central Florida Cardiology Interpretations, LLC
Central Florida Diagnostic Cardiology Center, LLC
Central Florida Division Practice, Inc.
Central Florida Imaging Services, LLC
Central Florida Obstetrics & Gynecology Associates, LLC
Central Florida Physician Network, LLC
Central Florida Regional Hospital, Inc.
Central Health Holding Company, Inc.
Central Health Services Hospice, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
Central Texas Cardiac Arrhythmia Physicians, PLLC
CFC Investments, Inc.
CH Systems
Chatsworth Hospital Corp.
Chattanooga ASC, LLC
Chattanooga Diagnostic Associates, LLC
Chattanooga Healthcare Network Partner, Inc.
Chattanooga Healthcare Network, L.P.
CHC Finance Co.
CHC Holdings, Inc.
CHC Management, Ltd.
CHC Payroll Agent, Inc.
CHC Payroll Company
CHC Realty Company
CHC Venture Co.
CHCA Bayshore, L.P.
CHCA Clear Lake, L.P.
CHCA Conroe, L.P.
CHCA Hospital LP, Inc.
CHCA Mainland, L.P.
CHCA Palmyra Partner, Inc.
CHCA Pearland, L.P.
CHCA West Houston, L.P.
CHCA Woman’s Hospital, L.P.
CHC-El Paso Corp.
CHCK, Inc.
CHC-Miami Corp.
Cheray and Samuels, LLC
Chesterfield Imaging, LLC
Chicago Grant Hospital, Inc.
Children’s Multi-Specialty Group, LLC
Chino Community Hospital Corporation, Inc.
Chippenham & Johnston-Willis Hospitals, Inc.
Chippenham & Johnston-Willis Sports Medicine, LLC
Chippenham Ambulatory Surgery Center, LLC

Chippenham Pediatric Specialists, LLC
Christiansburg Family Medicine, LLC
Christiansburg Internal Medicine, LLC
Christina Cano-Gonzalez, M.D., PLLC
Chugach PT, Inc.
CIS Holdings, Inc.
CJW Infectious Disease, LLC
CJW Wound Healing Center, LLC
CLASC Manager, LLC
Clear Lake Cardiac Catheterization Center, L.P.
Clear Lake Cardiac GP, LLC
Clear Lake Family Physicians, PLLC
Clear Lake Merger, LLC
Clear Lake Multi-Specialty Group, PLLC
Clear Lake Regional Medical Center, Inc.
Clear Lake Regional Partner, LLC
Clear Lake Surgicare, Ltd.
ClinicServ, LLC
Clinishare, Inc.
Clipper Cardiovascular Associates, Inc.
CMS GP, LLC
Coastal Bend Hospital CT Services, Ltd.
Coastal Bend Hospital, Inc.
Coastal Cardiac Diagnostics, Ltd.
Coastal Carolina Home Care, Inc.
Coastal Carolina Multispecialty Associates, LLC
Coastal Carolina Primary Care, LLC
Coastal Healthcare Services, Inc.
Coastal Imaging Center of Gulfport, Inc.
Coastal Inpatient Physicians, LLC
Cobb Imaging Services, LLC
Coliseum Health Group, Inc.
Coliseum Health Group, LLC
Coliseum Medical Center, LLC
Coliseum Park Hospital, Inc.
Coliseum Primary Care Services, LLC
Coliseum Primary Healthcare — Macon, LLC
Coliseum Primary Healthcare — Riverside, LLC
Coliseum Professional Associates, LLC
Coliseum Psychiatric Center, LLC
Coliseum Same Day Surgery Center, L.P.
Coliseum Surgery Center, L.L.C.
Colleton Ambulatory Care, LLC
Colleton Diagnostic Center, LLC
Colleton Medical Anesthesia, LLC
Colleton Medical Hospitalists, LLC
Colleton Neurology Associates, LLC
Colleton Otolaryngology, Head and Neck Surgery, LLC
Collier County Home Health Agency, Inc.
Collin County Diagnostic Associates, PLLC
COL-NAMC Holdings, Inc.
Colonial Heights Ambulatory Surgery Center, L.P.
Colonial Heights Surgicare, LLC
Colorado Health Systems, Inc.

Columbia Ambulatory Surgery Division, Inc.
Columbia ASC Management, L.P.
Columbia Bay Area Realty, Ltd.
Columbia Behavioral Health, LLC
Columbia Behavioral Healthcare of South Florida, Inc.
Columbia Behavioral Healthcare, Inc.
Columbia Call Center, Inc.
Columbia Central Florida Division, Inc.
Columbia Central Group, Inc.
Columbia Champions Treatment Center, Inc.
Columbia Chicago Division, Inc.
Columbia Coliseum Same Day Surgery Center, Inc.
Columbia Development of Florida, Inc.
Columbia Doctors Hospital of Tulsa, Inc.
Columbia Eye and Specialty Surgery Center, Ltd.
Columbia Florida Group, Inc.
Columbia GP of Mesquite, Inc.
Columbia Greater Houston Division Healthcare Network, Inc.
Columbia Health System of Arkansas, Inc.
Columbia Healthcare of Central Virginia, Inc.
Columbia Healthcare System of Louisiana, Inc.
Columbia Hospital (Palm Beaches) Limited Partnership
Columbia Hospital at Medical City Dallas Subsidiary, L.P.
Columbia Hospital Corporation at the Medical Center
Columbia Hospital Corporation of Arlington
Columbia Hospital Corporation of Bay Area
Columbia Hospital Corporation of Central Miami
Columbia Hospital Corporation of Corpus Christi
Columbia Hospital Corporation of Fort Worth
Columbia Hospital Corporation of Houston
Columbia Hospital Corporation of Kendall
Columbia Hospital Corporation of Massachusetts, Inc.
Columbia Hospital Corporation of Miami
Columbia Hospital Corporation of Miami Beach
Columbia Hospital Corporation of North Miami Beach
Columbia Hospital Corporation of South Broward
Columbia Hospital Corporation of South Dade
Columbia Hospital Corporation of South Florida
Columbia Hospital Corporation of South Miami
Columbia Hospital Corporation of Tamarac
Columbia Hospital Corporation of West Houston
Columbia Hospital Corporation-Delaware
Columbia Hospital Corporation-SMM
Columbia Hospital-El Paso, Ltd.
Columbia Integrated Health Systems, Inc.
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, Inc.
Columbia Lake Worth Surgical Center Limited Partnership
Columbia Medical Arts Hospital Subsidiary, L.P.
Columbia Medical Center at Lancaster Subsidiary, L.P.
Columbia Medical Center Dallas Southwest Subsidiary, L.P.
Columbia Medical Center of Arlington Subsidiary, L.P.
Columbia Medical Center of Denton Subsidiary, L.P.
Columbia Medical Center of Las Colinas, Inc.

Columbia Medical Center of Lewisville Subsidiary, L.P.
Columbia Medical Center of McKinney Subsidiary, L.P.
Columbia Medical Center of Plano Subsidiary, L.P.
Columbia Medical Group — Centennial, Inc.
Columbia Medical Group — Daystar, Inc.
Columbia Medical Group — Parkridge, Inc.
Columbia Medical Group — Southern Hills, Inc.
Columbia Medical Group — Southwest Virginia, Inc.
Columbia Medical Group — The Frist Clinic, Inc.
Columbia Midtown Joint Venture
Columbia North Alaska Healthcare, Inc.
Columbia North Central Florida Health System Limited Partnership
Columbia North Florida Regional Medical Center Limited Partnership
Columbia North Hills Hospital Subsidiary, L.P.
Columbia North Texas Healthcare System, L.P.
Columbia North Texas Subsidiary GP, LLC
Columbia North Texas Surgery Center Subsidiary, L.P.
Columbia Northwest Medical Center Partners, Ltd.
Columbia Northwest Medical Center, Inc.
Columbia Ocala Regional Medical Center Physician Group, Inc.
Columbia Ogden Medical Center, Inc.
Columbia Oklahoma Division, Inc.
Columbia Palm Beach GP, LLC
Columbia Palm Beach Healthcare System Limited Partnership
Columbia Park Healthcare System, Inc.
Columbia Park Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Physician Services — Florida Group, Inc.
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.
Columbia Polk General Hospital, Inc.
Columbia Primary Care, LLC
Columbia Psychiatric Management Co.
Columbia Resource Network, Inc.
Columbia Rio Grande Healthcare, L.P.
Columbia Riverside, Inc.
Columbia South Texas Division, Inc.
Columbia Specialty Hospital of Dallas Subsidiary, L.P.
Columbia Specialty Hospitals, Inc.
Columbia Surgery Group, Inc.
Columbia Surgicare — North Michigan Ave., L.P.
Columbia Surgicare of Augusta, Ltd.
Columbia Tampa Bay Division, Inc.
Columbia U.K. Finance Limited
Columbia Valley Healthcare System, L.P.
Columbia West Bank Hospital, Inc.
Columbia Westbank Healthcare, L.P.
Columbia/Alleghany Regional Hospital, Incorporated
Columbia/HCA Healthcare Corporation of Central Louisiana, Inc.
Columbia/HCA Healthcare Corporation of Central Texas
Columbia/HCA Healthcare Corporation of Northern Ohio
Columbia/HCA Healthcare Corporation of South Carolina
Columbia/HCA Heartcare of Corpus Christi, Inc.
Columbia/HCA International Group, Inc.
Columbia/HCA John Randolph, Inc.

Columbia/HCA Middle East Management Company
Columbia/HCA of Baton Rouge, Inc.
Columbia/HCA of Houston, Inc.
Columbia/HCA of New Orleans, Inc.
Columbia/HCA of North Texas, Inc.
Columbia/HCA Physician Hospital Organization Medical Center Hospital
Columbia/HCA San Clemente, Inc.
Columbia-Georgia PT, Inc.
Columbia-Osceola Imaging Center, Inc.
Columbia-Quantum, Inc.
Columbia-SDH Holdings, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.
Columbus Cath Lab, Inc.
Columbus Cath Lab, LLC
Columbus Doctors Hospital, Inc.
Commonwealth Perinatal Services, LLC
Commonwealth Specialists of Kentucky, LLC
Community Hospital Family Practice, LLC
Concept EFL Imaging Center, LLC
Concept West EFL Imaging Center, LLC
Congenital Heart Surgery Center, PLLC
Conroe Hospital Corporation
Conroe Orthopedic Specialists, PLLC
Conroe Partner, LLC
Conroe Specialists of Texas, PLLC
Continental Division I, Inc.
Coral Springs Surgi-Center, Ltd.
CoralStone Management, Inc.
Corpus Christi Healthcare Group, Ltd.
Corpus Christi Primary Care Associates, PLLC
Corpus Christi Radiation Oncology, PLLC
Corpus Christi Surgery Center, L.P.
Corpus Christi Surgery, Ltd.
Corpus Surgicare, Inc.
COSCORP, LLC
Countryside Surgery Center, Ltd.
CPS TN Processor 1, Inc.
Crewe Outpatient Imaging, LLC
CRMC-M, LLC
Cumberland Medical Center, Inc.
CVMC Property, LLC
Daleville Imaging Manager, LLC
Daleville Imaging, L.P.
Dallas Cardiology Specialists, PLLC
Dallas CardioThoracic Surgery Consultants, PLLC
Dallas Neuro-Stroke Affiliates, PLLC
Dallas/Ft. Worth Physician, LLC
Dauterive Hospital Corporation
Dauterive Physicians, LLC
Daytona Medical Center, Inc.
Deep Purple Investments, LLC
Delray EFL Imaging Center, LLC
Delta Division, Inc.

Denton Cancer Center, PLLC
Denton County Hospitalist Program, PLLC
Denton Pediatric Physicians, PLLC
Denton Primary Care, PLLC
Denton Regional Ambulatory Surgery Center, L.P.
Derry ASC, Inc.
DFW Physicians Group, PLLC
Diagnostic Breast Center, Inc.
Dickson Corporate Health Services, LLC
Dickson Surgery Center, L.P.
Doctors Bay Area Physician Hospital Organization
Doctors Hospital (Conroe), Inc.
Doctors Hospital Center for Occupational Medicine, LLC
Doctors Hospital Columbus GA-Joint Venture
Doctors Hospital North Augusta Imaging Center, LLC
Doctors Hospital of Augusta Neurology, LLC
Doctors Hospital of Augusta, LLC
Doctors Hospital of Opelousas Limited Partnership
Doctors Hospital Surgery Center, L.P.
Doctor’s Memorial Hospital of Spartanburg, L.P.
Doctors Osteopathic Medical Center, Inc.
Doctors Same Day Surgery Center, Inc.
Doctors Same Day Surgery Center, Ltd.
Doctors-I, Inc.
Doctors-II, Inc.
Doctors-III, Inc.
Doctors-IV, Inc.
Doctors-IX, Inc.
Doctors-V, Inc.
Doctors-VI, Inc.
Doctors-VII, Inc.
Doctors-VIII, Inc.
Doctors-X, Inc.
DOMC Property, LLC
Dominion Hospital Physicians’ Group, LLC
Douglasville Imaging Services, LLC
Drake Management Company
Dublin Community Hospital, LLC
Dublin Heart Specialists, LLC
Dublin Multispecialty, LLC
Dunwoody Physician Practice Network, Inc.
E.P. Physical Therapy Centers, Inc.
East Falls Cardiovascular and Thoracic Surgery, LLC
East Falls OBGYN, LLC
East Falls Plastic Surgery, LLC
East Florida Behavioral Health Network, LLC
East Florida Division, Inc.
East Florida Emergency Physician Group, LLC
East Florida Hospitalists, LLC
East Florida Imaging Holdings, LLC
East Florida Primary Care, LLC
East Layton Internal Medicine, LLC
East Pointe Hospital, Inc.
Eastern Idaho Health Services, Inc.

Eastern Idaho Regional Medical Center Physician Services, LLC
Eastside General Surgery, LLC
East Houston Specialists, PLLC
Eastside Medical Center, LLC
Eastside Surgery Center, LLC
Edisto Multispecialty Associates, Inc.
Edmond General Surgery, LLC
Edmond Hospitalists, LLC
Edmond Intensivists, LLC
Edmond Physician Hospital Organization, Inc.
Edmond Physician Services, LLC
Edmond Podiatry Associates, LLC
Edmond Spine and Orthopedic Services, LLC
Edward White Hospital, Inc.
EHCA Diagnostics, LLC
EHCA Eastside Occupational Medicine Center, LLC
EHCA Metropolitan, LLC
EHCA Parkway, LLC
EHCA Peachtree, LLC
EHCA West Paces, LLC
EHCA, LLC
EIRMC Hospitalist Services, LLC
El Paso Healthcare Provider Network
El Paso Healthcare System Physician Services, LLC
El Paso Healthcare System, Ltd.
El Paso Nurses Unlimited, Inc.
El Paso Primary Care, PLLC
El Paso Surgery Centers, L.P.
El Paso Surgicenter, Inc.
Eldridge Family Practitioners, PLLC
Elite Family Health of Plano, PLLC
Elite OB-GYN Services of El Paso, PLLC
Elite Orthopaedics of El Paso, PLLC
Elite Orthopaedics of Irving, PLLC
Elite Orthopaedics of Plano, PLLC
Emergency Providers Group LLC
Emergency Psychiatric Medicine, PLLC
EMMC, LLC
Encino Hospital Corporation, Inc.
Endocrinology Associates of Lee’s Summit, LLC
Endoscopy Clinic of Dallas, Inc.
Endoscopy of Plano, L.P.
Endoscopy Surgicare of Plano, LLC
Englewood Community Hospital, Inc.
EP Health, LLC
EP Holdco, LLC
EPIC Development, Inc.
EPIC Diagnostic Centers, Inc.
EPIC Healthcare Management Company
EPIC Properties, Inc.
EPIC Surgery Centers, Inc.
EPSC, L.P.
Extendicare Properties, Inc.
Eye Care Surgicare, Ltd.

Eye Surgicare of Independence, LLC
Fairfax Surgical Center, L.P.
Fairview Medical Services, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership
Fairview Partner, LLC
Family Care at Arbor Walk, LLC
Family Care of E. Jackson County, LLC
Family Care Partners, LLC
Family First Medicine in Brownsville, PLLC
Family Health Medical Group of Overland Park, LLC
Family Health Specialists of Lee’s Summit, LLC
Family Medicine Associates of Edmond, LLC
Family Medicine of Blacksburg, LLC
Family Medicine of Terre Haute, LLC
Family Practice at Forest Hill, LLC
Family Practice at Retreat, LLC
Family Practitioners of Montgomery, PLLC
Family Practitioners of Pearland, PLLC
Far West Division, Inc.
Fawcett Memorial Hospital, Inc.
FHAL, LLC
Florida Home Health Services-Private Care, Inc.
Florida Outpatient Surgery Center, Ltd.
Flower Mound Surgery Center, Ltd.
Foot & Ankle Specialty Services, LLC
Forest Park Surgery Pavilion, Inc.
Forest Park Surgery Pavilion, L.P.
Fort Bend Hospital, Inc.
Fort Chiswell Family Practice, LLC
Fort Myers Market, Inc.
Fort Pierce Immediate Care Center, Inc.
Fort Pierce Orthopaedics, LLC
Fort Pierce Surgery Center, Ltd.
Fort Walton Beach Medical Center, Inc.
Fort Worth Investments, Inc.
Four Rivers Medical Center PHO, Inc.
Frankfort Hospital, Inc.
Frankfort Orthopedics, LLC
Frankfort Wound Care, LLC
Freeport Family Medicine, LLC
Fremont Women’s Health, LLC
Frisco Warren Parkway 91, Inc.
Frist Clinic Express, LLC
Ft. Pierce Surgicare, LLC
Ft. Walton Beach Anesthesia Services, LLC
G. Rowe, M.D. , PLLC
G. Schnider, M.D., PLLC
Gainesville GYN Oncology of North Florida Regional Medical Center, LLC
Gainesville Physicians, LLC
Galen (Kansas) Merger, LLC
Galen BH, Inc.
Galen Finance, LLC
Galen Global Finance, Inc.

Galen GOK, LLC
Galen Holdco, LLC
Galen Hospital Alaska, Inc.
Galen Hospital of Baytown, Inc.
Galen Hospital-Pembroke Pines, Inc.
Galen International Capital, Inc.
Galen International Holdings, Inc.
Galen KY, LLC
Galen LA, LLC
Galen MCS, LLC
Galen Medical Corporation
Galen MRMC, LLC
Galen NMC, LLC
Galen NSH, LLC
Galen of Aurora, Inc.
Galen of Florida, Inc.
Galen of Illinois, Inc.
Galen of Kentucky, Inc.
Galen of Mississippi, Inc.
Galen of Virginia, Inc.
Galen of West Virginia, Inc.
Galen Property, LLC
Galen SOM, LLC
Galen SSH, LLC
Galen Virginia Hospital Corporation
Galencare, Inc.
Galendeco, Inc.
Galen-Soch, Inc.
GalTex, LLC
Garden Park Community Hospital Limited Partnership
Garden Park Hospitalist Program, LLC
Garden Park Physician Services Corporation
Gardens EFL Imaging Center, LLC
Gastroenterology Specialists of Middle Tennessee, LLC
General and Cardiovascular Surgeons of Conroe, PLLC
General Hospitals of Galen, Inc.
General Surgeons of Houston, PLLC
General Surgeons of North Richland Hills, PLLC
General Surgeons of Pasadena, PLLC
Generations Family Practice, Inc.
Georgia Health Holdings, Inc.
Georgia Psychiatric Company, Inc.
Georgia, L.P.
GHC-Galen Health Care, LLC
GI Associates of Denton, PLLC
Glemm SA
Good Samaritan Hospital, L.P.
Good Samaritan Hospital, LLC
Good Samaritan Surgery Center, L.P.
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grace Family Practice, LLC
Gramercy Surgery Center, Ltd.
Grand Strand Regional Medical Center, LLC

Grand Strand Senior Health Center, LLC
Grand Strand Specialty Associates, LLC
Grand Strand Surgical Specialists, LLC
Grandview Health Care Clinic, LLC
Grant Center Hospital of Ocala, Inc.
Grayson Primary Care, LLC
Greater Gwinnett Internal Medicine Associates, LLC
Greater Gwinnett Physician Corporation
Greater Houston Preferred Provider Option, Inc.
Green Oaks Hospital Subsidiary, L.P.
Greenview Hospital, Inc.
Greenview PrimeCare, LLC
Gulf Coast Division, Inc.
Gulf Coast Inpatient Specialists, LLC
Gulf Coast Medical Center Primary Care, LLC
Gulf Coast Medical Ventures, Inc.
Gulf Coast Multispecialty Services, LLC
Gulf Coast Physician Administrators, Inc.
Gwinnett Community Hospital, Inc.
Gynecology Specialists of Utah, LLC
GYN-Oncology of Southwest Virginia, LLC
H.H.U.K., Inc.
H2U Wellness Centers — PISD, PLLC
H2U Wellness Centers — San Benito CISD, PLLC
H2U Wellness Centers, LLC
Hamilton Memorial Hospital, Inc.
Hanover Outpatient Surgery Center, L.P.
HCA — Information Technology & Services, Inc.
HCA — IT&S Field Operations, Inc.
HCA — IT&S Inventory Management, Inc.
HCA — IT&S TN Field Operations, Inc.
HCA — Raleigh Community Hospital, Inc.
HCA — Viera ALF, LLC
HCA — WHS Progressive, LLC
HCA — WHS Services, LLC
HCA ASD Financial Operations, LLC
HCA ASD Sales Services, LLC
HCA Central Group, Inc.
HCA Central/West Texas Physicians Management, LLC
HCA Chattanooga Market, Inc.
HCA Development Company, Inc.
HCA Eastern Group, Inc.
HCA Family Care Center, Inc.
HCA Finance, LP
HCA Health Services of California, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Georgia, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Miami, Inc.
HCA Health Services of Midwest, Inc.
HCA Health Services of New Hampshire, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Texas, Inc.

HCA Health Services of Virginia, Inc.
HCA Health Services of West Virginia, Inc.
HCA Holdco, LLC
HCA Imaging Services of North Florida, Inc.
HCA Inc.
HCA International Finance LLP
HCA International Holdings Limited
HCA International Limited
HCA Long Term Health Services of Miami, Inc.
HCA Luxembourg 1 Sarl
HCA Luxembourg 2 Sarl
HCA Management Services, L.P.
HCA Medical Services, Inc.
HCA Midwest Comprehensive Care, Inc.
HCA Outpatient Clinic Services of Miami, Inc.
HCA Outpatient Imaging Services Group, Inc.
HCA Pearland GP, Inc.
HCA Physician Services, Inc.
HCA Plano Imaging, Inc.
HCA Property GP, LLC
HCA Psychiatric Company
HCA Realty, Inc.
HCA Richmond Division, Inc.
HCA Squared, LLC
HCA Staffing Limited
HCA Switzerland Finance Sàrl
HCA Switzerland Holding Sàrl
HCA UK Capital Limited
HCA UK Holdings Limited
HCA UK Investments Limited
HCA UK Services, Ltd.
HCA United Kingdom Limited
HCA Wesley Rehabilitation Hospital, Inc.
HCA Western Group, Inc.
HCA-EmCare Holdings, LLC
HCA-EMS Holdings, LLC
HCAPS Anesthesia Manager, LLC
HCOL, Inc.
HD&S Corp. Successor, Inc.
HDH Thoracic Surgeons, LLC
Healdsburg General Hospital, Inc.
Health Care Indemnity, Inc.
Health Insight Capital, LLC
Health Midwest Insurance Company, Ltd.
Health Midwest Medical Group, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
Health Service Partners, Inc.
Health Services (Delaware), Inc.
Health Services Merger, Inc.
Health to You, LLC
Healthcare Oklahoma, Inc.
Healthcare Sales National Management Services Group, LLC
Healthcare Technology Assessment Corporation

Healthco, LLC
HealthCoast Physician Group, LLC
Healthnet of Kentucky, LLC
HealthONE of Denver, Inc.
Healthserv Acquisition, LLC
Healthtrust MOB Tennessee, LLC
Healthtrust Purchasing Group, L.P.
Healthtrust Utah Management Services, Inc.
Healthtrust, Inc. — The Hospital Company
Healthtrust, Inc. — The Hospital Company
Heart Specialist of North Texas, PLLC
Heartcare of Texas, Ltd.
Hearthstone Home Health, Inc.
Heartland Women’s Group at Wesley, LLC
Heathrow Imaging, LLC
Heathrow Internal Medicine, LLC
HEI Missouri, Inc.
Hendersonville Hospital Corporation
Hendersonville Hospitalist Services, Inc.
Hendersonville OB/GYN, LLC
Hendersonville ODC, LLC
Hendersonville Primary Care, LLC
Henrico Doctors’ Family Medicine, LLC
Henrico Doctors Hospital — Forest Campus Property, LLC
Henrico Doctors’ Neurology Associates, LLC
Henrico Doctor’s OB GYN Specialists, LLC
Henrico Radiation Oncology, LLC
Henrico Surgical Specialists, LLC
Heritage Family Care, LLC
Heritage Hospital, Inc.
Heritage Medical Care, LLC
Hermitage Primary Care, LLC
HHNC, LLC
Hidalgo County Family Practitioners, PLLC
Hidden Lakes Health Center, PLLC
Highway 50 Real Estate, LLC
HM Acquisition, LLC
HM OMCOS, LLC
Homecare North, Inc.
Hometrust Management Services, Inc.
Horizon Orthopedics, LLC
Horizon Surgical, LLC
Hospital Corp., LLC
Hospital Corporation of America
Hospital Corporation of Lake Worth
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
Hospital Partners Merger, LLC
Hospital Realty Corporation
Hospitalists at Centennial Medical Center, LLC
Hospitalists at Fairview Park, LLC
Hospitalists at Greenview Regional Hospital, LLC
Hospitalists at Horizon Medical Center, LLC

Hospitalists at Parkridge, LLC
Hospitalists at StoneCrest, LLC
Hospitalists of the Wabash Valley, LLC
Houston Healthcare Holdings, Inc.
Houston Northwest Surgical Partners, Inc.
Houston Pediatric Specialty Group, PLLC
Houston Woman’s Hospital Partner, LLC
HPG Energy, L.P.
HPG GP, LLC
HSS Holdco, LLC
HSS Systems VA, LLC
HSS Systems, LLC
HSS Virginia, L.P.
HTI Gulf Coast, Inc.
HTI Health Services of North Carolina, Inc.
HTI Health Services, Inc.
HTI Hospital Holdings, Inc.
HTI Memorial Hospital Corporation
HTI MOB, LLC
HTI Physician Services of Utah, Inc.
Hughston Hospital Services, LLC
HWCA, PLLC
Hyperbaric and Wound Care Services of Ocala, LLC
Idaho Physician Services, Inc.
Illinois Psychiatric Hospital Company, Inc.
Imaging Centers of California, L.P.
Imaging Services of Appomattox, LLC
Imaging Services of Jacksonville, LLC
Imaging Services of Louisiana Manager, LLC
Imaging Services of Louisiana, LLC
Imaging Services of Orlando, LLC
Imaging Services of Richmond, LLC
Imaging Services of Roanoke, LLC
Imaging Services of West Boynton, LLC
IMX Holdings, LLC
Independence Neurosurgery Services, LLC
Independence Regional Medical Group, LLC
Independence Surgicare, Inc.
Indian Path Hospital, Inc.
Indian Path Rehabilitation Center, Inc.
Indian Path, LLC
Indianapolis Hospital Partner, LLC
Infectious Diseases Consultants of Southwest Georgia, LLC
Institute of Advanced ENT Surgery, LLC
Integrated Regional Lab, LLC
Integrated Regional Laboratories Pathology Services, LLC
Integrated Regional Laboratories, LLP
Internal Medicine Associates of Huntsville, PLLC
Internal Medicine Associates of Southern Hills, LLC
Internal Medicine of Blacksburg, LLC
Internal Medicine Services of Osceola, LLC
J. M. Garcia, M.D., PLLC
Jackson County Medical Group, LLC
Jacksonville Multispecialty Services, LLC

Jacksonville Specialists, LLC
Jacksonville Surgery Center, Ltd.
James River Internists, LLC
JCSH, LLC
JCSHLP, LLC
Jeffersonville MediVision, Inc.
JFK Internal Medicine Faculty Practice, LLC
JFK Medical Center Limited Partnership
JFK Occupational Medicine, LLC
JFK Real Properties, Ltd.
John Randolph Family Practice, LLC
John Randolph OB/GYN, LLC
John Randolph Surgeons, LLC
Johns Creek Physician Services Corporation
Johnson County Neurology, LLC
Johnson County Surgery Center, L.P.
Johnson County Surgicenter, L.L.C.
Jordan Family Health, L.L.C.
Jupiter EFL Imaging Center, LLC
JV Investor, LLC
Kansas City Neurology Associates, LLC
Kansas City Perfusion Services, Inc.
Kansas City Pulmonology Practice, LLC
Kansas City Vascular & General Surgery Group, LLC
Kansas Healthserv, LLC
Kansas Pulmonary and Sleep Specialists, LLC
Kansas Trauma and Critical Care Specialists, LLC
Kathy L. Summers, M.D., PLLC
Katy Medical Center, Inc.
Kendall Healthcare Group, Ltd.
Kendall Regional Medical Center, LLC
Kendall Vascular Surgery, LLC
Kennedale Primary Care PLLC
Kentucky Cardiopulmonary Interpretation Services, LLC
Kingsley Family Care, LLC
Kingwood Multi-Specialty Group, PLLC
Kingwood Surgery Center, LLC
Kissimmee Surgicare, Ltd.
KPH-Consolidation, Inc.
Kyle Primary Care, PLLC
L E Corporation
La Tour Finance Limited Partnership
LAD Imaging, LLC
Lafayette OB Hospitalists, LLC
Lafayette Pediatric Neurology Center, LLC
Lafayette Surgery Center Limited Partnership
Lafayette Surgicare, Inc.
Lafayette Urogynecology & Urology Center, LLC
Lake City Imaging, LLC
Lake City Regional Medical Group, LLC
Lake Nona Hospital, Inc.
Lakeland Medical Center, LLC
Lakeside Radiology, LLC
Lakeside Women’s Services, LLC

Lakeview Hospital Physician Services, LLC
Lakeview Internal Medicine, LLC
Lakeview Medical Center, LLC
Lakeview Multispecialty Group, LLC
Lakeview Neurosurgery Clinic, LLC
Lakeview Professional Billing, LLC
Lakeview Urology & General Surgery, LLC
Laredo Medco, LLC
Largo Cardiology, LLC
Largo Medical Center, Inc.
Largo Physician Group, LLC
Las Colinas Primary Care, PLLC
Las Colinas Surgery Center, Ltd.
Las Encinas Hospital
Las Vegas ASC, LLC
Las Vegas Physical Therapy, Inc.
Las Vegas Surgical Center, a Nevada limited partnership
Las Vegas Surgicare, Inc.
Las Vegas Surgicare, Ltd.
Laurel Grove Surgery Center, LLC
Lawnwood Cardiovascular Surgery, LLC
Lawnwood Healthcare Specialists, LLC
Lawnwood Medical Center, Inc.
Lawnwood Pavilion Physician Services, LLC
Layton Family Practice, LLC
Leadership Healthcare Holdings II L.P., L.L.P.
Leadership Healthcare Holdings L.P., L.L.P.
Lee’s Summit Family Care, LLC
Lee’s Summit Urgent Care, LLC
Leslie Cohan, M.D., PLLC
Lewis Gale Physicians Specialists, LLC
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
LGMC Ambulatory Surgery Center, LLC
Live Oak Immediate Care Center, LLC
London Radiography & Radiotherapy Services Limited
Lone Peak General Surgery, LLC
Longview Regional Physician Hospital Organization, Inc.
Lookout Valley Medical Center, LLC
Lorain County Surgery Center, Ltd.
Los Gatos Surgical Center, a California Limited Partnership
Los Robles Regional Medical Center
Los Robles SurgiCenter, LLC
Loudoun Surgery Center, L.P.
Loudoun Surgery Center, LLC
Louisiana Psychiatric Company, Inc.
Low Country Health Services, Inc. of the Southeast
M. Jamshidi, D.O., PLLC
Macon Healthcare, LLC
Macon Northside Health Group, LLC
Macon Northside Hospital, LLC
Madison Behavioral Health, LLC
Madison Internal Medicine, LLC

Mainland Family Medicine, PLLC
Mainland Multi-Specialty Group, PLLC
Mainland Primary Care Physicians, PLLC
Management Services Holdings, Inc.
Management Services LP, LLC
Management Services of the Virginias, Inc.
Manatee Surgicare, Ltd.
Marietta Outpatient Medical Building, Inc.
Marietta Outpatient Surgery, Ltd.
Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
Mark Gottesman, M.D., PLLC
Mary Alice Cowan, M.D., PLLC
Maternal Fetal Medicine Specialists of Corpus Christi, PLLC
Maternal Fetal Services of Utah, LLC
Mayhill Cancer Center, LLC
MCA Investment Company
McMinnville Cardiology, LLC
Mechanicsville Imaging, LLC
Med City Dallas Outpatient Surgery Center, L.P.
Med Corp., Inc.
Med Group — Southern Hills Hospitalists, LLC
Med-Center Hosp./Houston, Inc.
MedFirst, Inc.
Medi Flight of Oklahoma, LLC
Medical Arts Hospital of Texarkana, Inc.
Medical Associates of Ocala, LLC
Medical Care America, LLC
Medical Care Financial Services Corp.
Medical Care Real Estate Finance, Inc.
Medical Care Surgery Center, Inc.
Medical Center — West, Inc.
Medical Center Imaging, Inc.
Medical Center of Baton Rouge, Inc.
Medical Center of Plano Partner, LLC
Medical Center of Port St. Lucie, Inc.
Medical Center of Santa Rosa, Inc.
Medical Centers of Oklahoma, LLC
Medical City Dallas Hospital, Inc.
Medical City Dallas Partner, LLC
Medical Corporation of America
Medical Group — Dickson, Inc.
Medical Group — Southern Hills of Brentwood, LLC
Medical Group — Southern Hills of Nolensville, LLC
Medical Group — Stonecrest FP, Inc.
Medical Group — Stonecrest Pulmonology, LLC
Medical Group — StoneCrest, Inc.
Medical Group — Summit, Inc.
Medical Imaging Center of Ocala General Partnership
Medical Imaging, Inc.
Medical Office Buildings of Kansas, LLC
Medical Oncology Associates, LLC
Medical Partners of North Florida, LLC
Medical Plaza Ambulatory Surgery Center Associates, L.P.

Medical Plaza MRI, L.P.
Medical Specialties, Inc.
MediPurchase, Inc.
MediStone Healthcare Ventures, Inc.
MediVision of Mecklenburg County, Inc.
MediVision of Tampa, Inc.
MediVision, Inc.
Med-Point of New Hampshire, Inc.
Memorial Family Practice Associates, LLC
Memorial Health Primary Care at St. Johns Bluff, LLC
Memorial Healthcare Group, Inc.
Memorial Neurosurgery Group, LLC
Memorial Southside Cancer Center, LLC
Memorial Surgicare, Ltd.
Menorah Medical Group, LLC
Menorah Urgent Care, LLC
Mercy ASC, LLC
Metairie Primary Care Associates, LLC
Methodist Healthcare System of San Antonio, Ltd., L.L.P.
Metroplex Surgicenters, Inc.
Metropolitan Multispecialty Physicians Group, Inc.
MGH Medical, Inc.
MHS Partnership Holdings JSC, Inc.
MHS Partnership Holdings SDS, Inc.
MHS SC Partner, L.L.C.
MHS Surgery Centers, L.P.
Miami Beach EFL Imaging Center, LLC
Miami Beach Healthcare Group, Ltd.
Miami Lakes Surgery Center, Ltd.
MidAmerica Oncology, LLC
Mid-America Surgery Center, LLC
Mid-America Surgery Institute, LLC
Mid-Cities Surgi-Center, Inc.
Mid-Continent Health Services, Inc.
Middle Georgia Hospital, LLC
Middle Tennessee Neurology LLC
Mid-State Physicians, LLC
Mid-States Financial Services, Inc.
Midtown Diagnostics, LLC
Midwest Cardiology Specialists, LLC
Midwest Cardiovascular & Thoracic Surgery, LLC
Midwest Cardiovascular and Thoracic Surgeons of Kansas, LLC
Midwest Division — ACH, LLC
Midwest Division — CMC, LLC
Midwest Division — LRHC, LLC
Midwest Division — LSH, LLC
Midwest Division — MCI, LLC
Midwest Division — MII, LLC
Midwest Division — MMC, LLC
Midwest Division — OPRMC, LLC
Midwest Division — PFC, LLC
Midwest Division — RBH, LLC
Midwest Division — RMC, LLC
Midwest Division — RPC, LLC

Midwest Division — TLM, LLC
Midwest Division Spine Care, LLC
Midwest Division, Inc.
Midwest Doctor’s Group, LLC
Midwest Holdings, Inc.
Midwest Infectious Disease Specialists, LLC
Midwest Medicine Associates, LLC
Midwest Metropolitan Physicians Group, LLC
Midwest Oncology Associates, LLC
Midwest Specialty Care — Lee’s Summit, LLC
Midwest Trauma Services, LLC
Midwest Women’s Healthcare Specialists, LLC
Mill Creek Outpatient Services, LLC
Millenium Health Care of Oklahoma, Inc.
Mira Healthcare, LLC
Mission Bay Memorial Hospital, Inc.
Missouri Healthcare System, L.P.
MMC Sleep Lab Management, LLC
Mobile Corps., Inc.
Montgomery Cancer Center, LLC
Montgomery Hospitalists, LLC
Montgomery Regional Hospital, Inc.
Montgomery Surgery Associates, LLC
MOSC Sports Medicine, Inc.
Mountain Division, Inc.
Mountain View Hospital, Inc.
Mountain View Medical Office Building, Ltd.
Mountain West Surgery Center, LLC
MountainStar Brigham General Surgery, LLC
Mountainstar Brigham OBGYN, LLC
MountainStar Canyon Surgical Clinic, LLC
MountainStar Cardiology Ogden Regional, LLC
MountainStar Cardiology St. Marks, LLC
Mountainstar Cardiovascular Services, LLC
MountainStar Medical Group — Brigham City Community Hospital, LLC
MountainStar Medical Group — Ogden Regional Medical Center, LLC
MountainStar Medical Group — St. Mark’s Hospital, LLC
MountainStar Medical Group Neurosurgery — St. Mark’s, LLC
Mountainstar Ogden Pediatrics, LLC
MOVCO, Inc.
Movement Disorders of North Texas, PLLC
MRT&C, Inc.
Nashville Psychiatric Company, Inc.
Nashville Shared Services General Partnership
Natchez Surgery Center, LLC
National Patient Account Services, Inc.
Navarre Family Care, LLC
Navarro Memorial Hospital, Inc.
Network Management Services, Inc.
Network MS of Florida, Inc.
Neuro Texas, PLLC
Neuro-Hospitalist of Clear Lake, PLLC
Neurological Eye Specialists of North Texas, PLLC
Neurological Specialists of McKinney, PLLC

Neurological Specialists, PLLC
Neurology Associates of Hendersonville, LLC
Neurology Associates of Kansas, LLC
Neuroscience Associates of Kansas City, LLC
Neurosurgical Specialists of El Paso, PLLC
Neurosurgical Specialists of North Texas, PLLC
Nevada Surgery Center of Southern Hills, L.P.
Nevada Surgicare of Southern Hills, LLC
New Port Richey Hospital, Inc.
New Port Richey Surgery Center, Ltd.
New Rose Holding Company, Inc.
Niceville Family Practice, LLC
North Augusta Imaging Management, LLC
North Augusta Imaging Services, LLC
North Augusta Rehab Health Center, LLC
North Austin Maternal Fetal Medicine, PLLC
North Austin Plastic Surgery Associates, PLLC
North Austin Surgery Center, L.P.
North Brandon Imaging, LLC
North Central Florida Health System, Inc.
North Charleston Diagnostic Imaging Center, LLC
North Florida Cancer Center Lake City, LLC
North Florida Cancer Center Live Oak, LLC
North Florida Cancer Center Tallahassee, LLC
North Florida Division I, Inc.
North Florida Division Practice, Inc.
North Florida GI Center GP, Inc.
North Florida Immediate Care Center, Inc.
North Florida Neurosurgery, LLC
North Florida Outpatient Imaging Center, Ltd.
North Florida Physician Services, Inc.
North Florida Physicians, LLC
North Florida Radiation Oncology, LLC
North Florida Regional Freestanding Surgery Center, L.P.
North Florida Regional Investments, Inc.
North Florida Regional Medical Center, Inc.
North Florida Regional Otolaryngology, LLC
North Florida Rehab Investments, LLC
North Florida Surgical Associates, LLC
North Georgia Primary Care Group, LLC
North Hills Cardiac Catheterization Center, L.P.
North Hills Catheterization Lab, LLC
North Hills Primary Care, PLLC
North Hills Surgicare, L.P.
North Miami Beach Surgery Center Limited Partnership
North Miami Beach Surgical Center, LLC
North Nashville Family Health Center, LLC
North Palm Beach County Surgery Center, LLC
North River Physician Network, LLC
North Shore Specialists of Texas, PLLC
North Tampa Imaging, LLC
North Texas Cardiology, PLLC
North Texas Division, Inc.
North Texas General, L.P.

North Texas Geriatrics, PLLC
North Texas Heart Surgery Center, PLLC
North Texas Internal Medicine Specialists, PLLC
North Texas Medical Center, Inc.
North Texas Neuro Stroke OP, PLLC
North Texas of Hope, PLLC
North Texas Pulmonary Critical Care, PLLC
North Texas Sports and Orthopedics Center, PLLC
North Texas Stroke Center, PLLC
North Transfer Center, LLC
Northeast Florida Cancer Services, LLC
Northeast PHO, Inc.
Northern Utah Healthcare Corporation
Northern Utah Healthcare Imaging Holdco, LLC
Northern Utah Imaging, LLC
Northern Virginia Community Hospital, LLC
Northern Virginia Hospital Corporation
Northlake Medical Center, LLC
Northlake MultiSpecialty Associates, LLC
Northlake Physician Practice Network, Inc.
Northlake Surgical Center, L.P.
Northlake Surgicare, Inc.
Northside MRI, Inc.
Northwest Fla. Home Health Agency, Inc.
Northwest Florida Cardiology, LLC
Northwest Florida Healthcare Systems, Inc.
Northwest Florida Multispecialty Physicians, LLC
Northwest Florida Primary Care, LLC
Northwest Medical Center, Inc.
Notami (Opelousas), Inc.
Notami Hospitals of Florida, Inc.
Notami Hospitals of Louisiana, Inc.
Notami Hospitals of Missouri, Inc.
Notami Hospitals, LLC
Notami, LLC
Notco, LLC
NPAS Affiliate, Inc.
NPAS CA, Inc.
NPAS, Inc.
NTGP, LLC
NTMC Ambulatory Surgery Center, L.P.
NTMC Management Company
NTMC Venture, Inc.
Nuclear Diagnosis, Inc.
Oak Hill Acquisition, Inc.
Oak Hill Family Care, LLC
Oak Hill Hospitalists, LLC
Oakwood Surgery Center, Ltd., LLP
OB Hospitalists of Woman’s Hospital, PLLC
OB/Gyn Associates of Denton, PLLC
OB/GYN of Brownsville, PLLC
Ocala Health Imaging Services, LLC
Ocala Health Primary Care, LLC
Ocala Health Surgical Group, LLC

Ocala Regional Outpatient Services, Inc.
Ocala Stereotactic Radiosurgery Partner, LLC
Ocala Stereotactic Radiosurgery, LLC
Occupational and Family Medicine of South Texas
Occupational Health Services of PRH, LLC
Ogden Imaging, LLC
Ogden Internal Medicine & Urology, LLC
Ogden Regional Health Plan, Inc.
Ogden Regional Medical Center Professional Billing, LLC
Ogden Senior Center, LLC
OHH Imaging Services, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.
Oklahoma Outpatient Surgery Limited Partnership
Oklahoma Physicians — Medical Specialties LLC
Oklahoma Physicians — Obstetrics and Gynecology LLC
Oklahoma Physicians — Primary Care LLC
Oklahoma Physicians — Surgical Specialties LLC
Oklahoma Surgicare, Inc.
Oklahoma Transplant Physicians, LLC
Old Fort Village, LLC
Oncology Services of Corpus Christi Manager, LLC
Oncology Services of Corpus Christi, LLC
OneSource Health Network of South Florida, Inc.
OneSourceMed, Inc.
OPRMC-HBP, LLC
Orange Grove Surgical Associates, LLC
Orange Park Hospitalists, LLC
Orange Park Medical Center, Inc.
Orlando Outpatient Surgical Center, Inc.
Orlando Outpatient Surgical Center, Ltd.
Orlando Surgicare, Ltd.
Orthopaedic Specialty Associates, L.P.
Orthopaedic Sports Specialty Associates, Inc.
Orthopedic Hospital, Ltd.
Orthopedics Specialists, LLC
Osceola Neurological Associates, LLC
Osceola Physician Network, LLC
Osceola Regional Hospital, Inc.
Osceola Regional Hospitalists, LLC
Osceola Surgical Associates, LLC
Outpatient Cardiovascular Center of Central Florida, LLC
Outpatient GP, LLC
Outpatient LP, LLC
Outpatient Services — LAD, LLC
Outpatient Services Holdings, Inc.
Outpatient Surgical Services, Ltd.
Outpatient Women’s and Children’s Surgery Center, Ltd.
Overland Park Cardiovascular, Inc.
Overland Park Medical Specialists, LLC
Overland Park Orthopedics, LLC
Overland Park Surgical Specialties, LLC
Ozarks Medical Services, Inc.
Palm Beach EFL Imaging Center, LLC

Palm Beach General Surgery, LLC
Palm Beach Healthcare System, Inc.
Palm Beach Hospitalists Program, LLC
Palmer Medical Center, LLC
Palms West Gastroenterology, LLC
Palms West Hospital Limited Partnership
Palms West Pediatric Neurosurgery, Inc.
Palms West Surgery Center, Ltd.
Palmyra Brain & Spine Center, LLC
Palmyra Park GP, Inc.
Palmyra Park Hospital, Inc.
Palmyra Professional Fees, LLC
Paragon of Texas Health Properties, Inc.
Paragon Physicians Hospital Organization of South Texas, Inc.
Paragon SDS, Inc.
Paragon Surgery Centers of Texas, Inc.
Paragon WSC, Inc.
Paragyn Surgical, LLC
Parallon Business Solutions, LLC
Park Central Surgical Center, Ltd.
Park South Imaging Center, Ltd.
Parkersburg SJ Holdings, Inc.
Parkland Hospitalists Program, LLC
Parkland Oncology, LLC
Parkland Physician Services, Inc.
Parkridge East Specialty Associates, LLC
Parkridge Hospitalists, Inc.
Parkridge Medical Associates, LLC
Parkridge Medical Center, Inc.
Parkridge Professionals, Inc.
Parkside Surgery Center, Inc.
Parkway Cardiac Center, Ltd.
Parkway Hospital, Inc.
Parkway Surgery Services, Ltd.
Parthenon Insurance Company, Limited
Pasadena Bayshore Hospital, Inc.
Patients First Neonatology, LLC
Patients First Neurology, LLC
Pearland Partner, LLC
Pediatric Cardiac Intensivists of North Texas, PLLC
Pediatric Hospitalists of Conroe, PLLC
Pediatric Intensivists of El Paso, PLLC
Pediatric Specialists for CJW, LLC
Pediatric Specialists of Clear Lake, PLLC
Pediatric Specialty Clinic LLC
Pediatric Surgicare, Inc.
Pensacola Primary Care, Inc.
Physician Associates of Corporate Woods, LLC
Physicians Ambulatory Surgery Center, LLC
Pinellas Medical, LLC
Pinellas Surgery Center, Ltd.
Pinnacle Physician Network, LLC
Pioneer Medical, LLC
Plains Healthcare System, Inc.

Plano Ambulatory Surgery Associates, L.P.
Plano Heart Institute, L.P.
Plano Heart Management, LLC
Plano Urology, PLLC
Plantation General Hospital, L.P.
Plaza Primary Care, PLLC
Plaza Transplant Center, PLLC
PMM, Inc.
POH Holdings, LLC
Port St. Lucie Surgery Center, Ltd.
Portland Primary Care, LLC
Portland Surgical, LLC
Portsmouth Regional Ambulatory Surgery Center, LLC
Precise Imaging, Inc.
Preferred Hospitals, Inc.
Preferred Works WC, LLC
Premier Medical Management, Ltd.
PRH Oncology, LLC
Primary Care Acquisition, Inc.
Primary Care Medical Associates, Inc.
Primary Care of West End, LLC
Primary Care Plano, PLLC
Primary Care South, PLLC
Primary Care West, PLLC
Primary Health Group, Inc.
Primary Health Network of South Texas
Primary Medical Management, Inc.
Pulaski Community Hospital, Inc.
Pulaski Radiologists, LLC
Pulaski Urology, LLC
Pulmonary Medicine of Dickson, LLC
Putnam Hospital, Inc.
Quantum/Bellaire Imaging, Ltd.
Quick Care Centers, LLC
Quivira Internal Medicine, Inc.
Radford Family Medicine, LLC
Radiation Oncology Manager, LLC
Rapides Healthcare System, L.L.C.
Rapides Regional Physician Group Primary Care, LLC
Rapides Regional Physician Group Specialty Care, LLC
Rapides Regional Physician Group, LLC
Rapides Surgery Center, LLC
Raulerson Gastroenterology, LLC
Raulerson GYN, LLC
Raulerson Primary Care, LLC
Raymore Medical Group, LLC
RCH, LLC
Red Rock at Maryland Parkway, LLC
Red Rock at Smoke Ranch, LLC
Red Rock Holdco, LLC
Redmond Anesthesia Services, LLC
Redmond Hospital Services, LLC
Redmond Neurosurgery, LLC
Redmond Park Health Services, Inc.

Redmond Park Hospital, LLC
Redmond Physician Practice Company
Redmond Physician Practice Company II
Redmond Physician Practice Company III
Redmond Physician Practice XI, LLC
Regional Hospital Healthcare Partners, LLC
Research Cardiology Associates, LLC
Research Family Physicians, LLC
Research Internal Medicine, LLC
Research Multi-Specialty Physicians Group, LLC
Research Neurology Associates, LLC
Research Neuroscience Institute, LLC
Research Psychiatric — 1500, LLC
Reston Hospital Center, LLC
Reston Hospitalists, LLC
Reston Surgery Center, L.P.
Retreat Cardiology, LLC
Retreat Hospital, LLC
Retreat Internal Medicine, LLC
Retreat Surgical Associates, LLC
RHA MSO, LLC
Rhodes Limited-Liability Company
Richmond Imaging Employer Corp.
Richmond Multi-Specialty, LLC
Richmond Pediatric Surgeon’s, LLC
Rio Grande Healthcare MSO, Inc.
Rio Grande NP, Inc.
Rio Grande Regional Hospital, Inc.
Rio Grande Regional Investments, Inc.
Rio Grande Valley Cardiology, PLLC
Riverside Healthcare System, L.P.
Riverside Holdings, Inc.
Riverside Hospital, Inc.
Riverside Imaging, LLC
Riverside Surgicenter, L.P.
RMC — Pulmonary, LLC
RMC HBP, LLC
RMC Transplant Physicians, LLC
Roanoke Imaging, LLC
Roanoke Neurosurgery, LLC
Roanoke Surgery Center, L.P.
Roanoke Valley Gynecology, LLC
Rockbridge Primary Care, LLC
Rosewood Medical Center, Inc.
Round Rock Hospital, Inc.
Royal Oaks Surgery Center, L.P.
S. Faro, M.D. & C. Faro, M.D., PLLC
S.A. Medical Center, Inc.
Sahara Outpatient Surgery Center, Ltd.
Salem Hospitalists, LLC
Salem Surgery Center, Limited Partnership
Salt Lake City Surgicare, Inc.
Samaritan, LLC
San Antonio Division, Inc.

San Antonio Regional Hospital, Inc.
San Bernardino Imaging, LLC
San Joaquin Surgical Center, Inc.
San Jose Healthcare System, LP
San Jose Hospital, L.P.
San Jose Medical Center, LLC
San Jose Pathology Outreach, LLC
San Jose, LLC
Sante Fe Family Practitioners, PLLC
SAPN, LLC
Sarah Cannon Research Institute, LLC
Sarasota Doctors Hospital, Inc.
SCRI Global Services Limited
SCRI Holdings, LLC
SCRI Services, LLC
Selma Medical Center Hospital, Inc.
Shadow Mountain Family Medicine, LLC
Shelbyville Cardiology, LLC
Short Pump Imaging, LLC
Signal Mountain Primary Care, LLC
Sino American Healthcare Consulting, LLC
SJMC, LLC
Skyline Medical Group, LLC
Skyline Neuroscience Associates, LLC
Skyline Primary Care, LLC
Skyline Rehab Associates, LLC
Skyline Riverside Medical Group, LLC
SMCH, LLC
Smith Laboratories, Inc.
South Atlantic Division, Inc.
South Austin Surgery Center, Ltd.
South Bay Imaging, LLC
South Brandon Imaging, LLC
South Broward Practices, Inc.
South Carolina Imaging Employer Corp.
South Florida Division Practice, Inc.
South Texas Surgicare, Inc.
South Transfer Center, LLC
South Valley Hospital, L.P.
Southeast Surgical Solutions, LLC
Southern Hills Medical Center, LLC
Southern Hills Neurology Consultants, LLC
Southern Hills Orthopaedic Consultants, LLC
Southern Kentucky Medicine Associates, LLC
Southern Kentucky Neurosurgical Associates, LLC
Southern Kentucky Urology, LLC
Southern Texas Physicians’ Network
Southern Urology Associates, LLC
Southtown Women’s Clinic, LLC
Southwest Florida Health System, Inc.
Southwest Florida Regional Medical Center, Inc.
Southwest Medical Center Family Practice, LLC
Southwest Medical Center Multi-Specialty Group, LLC
Southwest Medical Center Surgical Group, LLC

Southwest Surgical Clinic, Inc.
Southwest Virginia Fertility Center, LLC
Southwest Virginia Orthopedics and Spine, LLC
Space Coast Surgical Center, Ltd.
Specialist Group at Centennial, LLC
Specialty Associates of West Houston, PLLC
Specialty Hospitalists at Ft. Walton Beach, LLC
Specialty Physicians of Northern Virginia, LLC
Specialty Surgicare of Las Vegas, LP
Spinal Disorder and Pain Treatment Institute, LLC
Spotsylvania Condominium Property, LLC
Spotsylvania Medical Center, Inc.
Spotsylvania Multi-Specialty Group, LLC
Spotsylvania Regional Surgery Center, LLC
Spring Branch Family Practitioners, PLLC
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
Spring Hill Imaging, LLC
Spring Hill Physicians, LLC
Springview KY, LLC
SRS Acquisition, Inc.
St. David’s Healthcare Partnership, L.P., LLP
St. David’s Neurology, PLLC
St. David’s OB Hospitalist, PLLC
St. Lucie Hospitalists, LLC
St. Lucie Medical Center Hyperbarics, LLC
St. Lucie Medical Center Walk-In Clinic, LLC
St. Lucie Medical Specialists, LLC
St. Lucie West Primary Care, LLC
St. Mark’s Ambulatory Surgery Associates, L.P.
St. Mark’s Gynecology Oncology Care, LLC
St. Mark’s Investments, Inc.
St. Mark’s Lone Peak Hospital, Inc.
St. Mark’s Physicians, Inc.
St. Mark’s Professional Services, LLC
St. Mark’s South Jordan Family Practice, LLC
St. Martins Healthcare Limited
St. Martins Ltd.
St. Petersburg General Surgery, LLC
Stafford Imaging, LLC
Statland Medical Group, LLC
Stereotactic Radiosurgery Systems of Brandon, LLC
Sterling Primary Care Associates, LLC
Stonecrest Medical Group — Family Practice of Murfreesboro, LLC
Stonecrest Medical Group — SC Murfreesboro Family Practice, LLC
Stones River Hospital, LLC
STPN Manager, LLC
Suburban Medical Center at Hoffman Estates, Inc.
Sugar Land Surgery Center, Ltd.
Sullins Surgical Center, Inc.
Summit Convenient Care at Lebanon, LLC
Summit General Partner, Inc.
Summit Heart, LLC
Summit Medical Assoc., LLC

Summit Outpatient Diagnostic Center, LLC
Summit Research Solutions, LLC
Summit Surgery Center, L.P.
Summit Surgical Associates, LLC
Summit Walk-in Clinic, LLC
Sun Bay Medical Office Building, Inc.
Sun City Hospital, Inc.
Sun City Imaging, LLC
Sun Towers/Vista Hills Holding Co.
Sun-Med, LLC
Sunrise Anesthesia Services, LLC
Sunrise Flamingo Surgery Center, Limited Partnership
Sunrise Hospital and Medical Center, LLC
Sunrise Mountainview Hospital, Inc.
Sunrise Neuro Sciences, LLC
Sunrise Outpatient Services, Inc.
Sunrise Physician Services, LLC
Sunrise Trauma Services, LLC
Surgery Center of Atlantis, LLC
Surgery Center of Aventura, Ltd.
Surgery Center of Chattanooga, L.P.
Surgery Center of Ft. Pierce, Ltd
Surgery Center of Greenview, L.P.
Surgery Center of Independence, L.P.
Surgery Center of Overland Park, L.P.
Surgery Center of Port Charlotte, Ltd.
Surgery Center of Rome, L.P.
Surgical Associates of Southwest Virginia, LLC
Surgical Associates of the New River Valley, LLC
Surgical Center of Irving, Inc.
Surgical Facility of West Houston, L.P.
Surgical Park Center, Ltd.
Surgical Specialists of Clear Lake, PLLC
Surgical Specialists of Corpus Christi, PLLC
Surgicare America — Winter Park, Inc.
Surgicare Merger Company of Louisiana
Surgicare of Altamonte Springs, Inc.
Surgicare of Arlington, LLC
Surgicare of Ashburn, LLC
Surgicare of Augusta, Inc.
Surgicare of Aventura, LLC
Surgicare of Bayonet Point, Inc.
Surgicare of Bountiful, LLC
Surgicare of Brandon, Inc.
Surgicare of Buckhead, LLC
Surgicare of Central Florida, Inc.
Surgicare of Central San Antonio, Inc.
Surgicare of Chattanooga, LLC
Surgicare of Chippenham, LLC
Surgicare of Countryside, Inc.
Surgicare of Denton, Inc.
Surgicare of Dickson, LLC
Surgicare of Eastside, LLC
Surgicare of Evans, Inc.

Surgicare of Fairfax, Inc.
Surgicare of Florida, Inc.
Surgicare of Flower Mound, Inc.
Surgicare of Fort Worth Co-GP, LLC
Surgicare of Fort Worth, Inc.
Surgicare of Ft. Pierce, Inc.
Surgicare of Good Samaritan, LLC
Surgicare of Gramercy, Inc.
Surgicare of Greenview, Inc.
Surgicare of Hanover, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Indianapolis, Inc.
Surgicare of Kansas City, LLC
Surgicare of Kingwood, LLC
Surgicare of Kissimmee, Inc.
Surgicare of Lakeview, Inc.
Surgicare of Las Vegas, Inc.
Surgicare of Laurel Grove, LLC
Surgicare of Lorain County, Inc.
Surgicare of Los Gatos, Inc.
Surgicare of Los Robles, LLC
Surgicare of Madison, Inc.
Surgicare of Manatee, Inc.
Surgicare of McKinney, Inc.
Surgicare of Medical City Dallas, LLC
Surgicare of Merritt Island, Inc.
Surgicare of Miami Lakes, LLC
Surgicare of Mountain West, LLC
Surgicare of Natchez, LLC
Surgicare of New Port Richey, Inc.
Surgicare of North Austin, LLC
Surgicare of North San Antonio, Inc.
Surgicare of Northeast San Antonio, Inc.
Surgicare of Northwest Oklahoma Limited Partnership
Surgicare of Orange Park, Inc.
Surgicare of Orange Park, Ltd.
Surgicare of Orlando, Inc.
Surgicare of Overland Park, LLC
Surgicare of Palms West, LLC
Surgicare of Pasadena, Inc.
Surgicare of Pinellas, Inc.
Surgicare of Plano, Inc.
Surgicare of Plantation, Inc.
Surgicare of Port Charlotte, LLC
Surgicare of Port St. Lucie, Inc.
Surgicare of Reston, Inc.
Surgicare of Riverside, LLC
Surgicare of Roanoke, LLC
Surgicare of Rome, Inc.
Surgicare of Round Rock, Inc.
Surgicare of Royal Oaks, LLC
Surgicare of Salem, LLC
Surgicare of South Austin, Inc.
Surgicare of Southern Hills, Inc.

Surgicare of Southwest Houston, LLC
Surgicare of Spotsylvania, LLC
Surgicare of St. Andrews, Inc.
Surgicare of St. Andrews, Ltd.
Surgicare of Stuart, Inc.
Surgicare of Sugar Land, Inc.
Surgicare of Tallahassee, Inc.
Surgicare of Terre Haute, LLC
Surgicare of Travis Center, Inc.
Surgicare of Tuckahoe, Inc.
Surgicare of Tulsa, Inc.
Surgicare of Utah, LLC
Surgicare of Wasatch Front, LLC
Surgicare of West Hills, Inc.
Surgicare of Westlake, Inc.
Surgicare of Wichita, Inc.
Surgicare of Wichita, LLC
Surgicare of Wilson County, LLC
Surgicare Outpatient Center of Baton Rouge, Inc.
Surgicare Outpatient Center of Jackson, Inc.
Surgicenter of East Jefferson, Inc.
Surgicenter of Johnson County, Ltd.
Surgicenter of Kansas City, L.L.C.
Surgico, LLC
SWMC, Inc.
Sycamore Shoals Hospital, Inc.
Tallahassee Community Network, Inc.
Tallahassee Medical Center, Inc.
Tallahassee Orthopaedic Surgery Partners, Ltd.
Tampa Bay Health System, Inc.
Tampa Surgi-Centre, Inc.
Tarrant County Surgery Center, L.P.
TBHI Outpatient Services, LLC
TCMC Madison-Portland, Inc.
Teays Valley Health Services, LLC
Tennessee Healthcare Management, Inc.
Tennessee Valley Outpatient Diagnostic Center, LLC
Terre Haute Heart Lung Vascular Associates, LLC
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.
Terre Haute Obstetrics and Gynecology, LLC
Terre Haute Regional Hospital, L.P.
Texas Psychiatric Company, Inc.
The Harley Street Cancer Clinic Limited
The Medical Group of Kansas City, LLC
The Neurohealth Sciences Center, LLC
The Regional Health System of Acadiana, LLC
The Wasatch Endoscopy Center, Ltd.
The West Texas Division of Columbia, Inc.
THN Physicians Association, Inc.
Timpanogos Pain Specialists, LLC
Timpanogos Professional Services, LLC
Timpanogos Regional Medical Services, Inc.

Total Imaging — Hudson, LLC
Total Imaging — North St. Petersburg, LLC
Total Imaging — Parsons, LLC
Town Plaza Family Practice, LLC
Travel Medicine and Infections, LLC
Travis Surgery Center, L.P.
Tri Cities Health Services Corp.
Tri-City Multi-Specialty, LLC
Tri-County Community Hospital, Inc.
Tri-County Surgical Specialists, LLC
Trident Ambulatory Surgery Center, L.P.
Trident Behavioral Health Services, LLC
Trident Eye Surgery Center, L.P.
Trident Medical Center, LLC
Trident Medical Services, Inc.
Trident Neonatology Services, LLC
TriStar Cardiovascular Surgery, LLC
TriStar Health System, Inc.
TriStar Medical Group — Southern Hills Cardiology, LLC
TriStar OB/GYN, LLC
Tuckahoe Surgery Center, LP
TUHC Anesthesiology Group, LLC
TUHC Hospitalist Group, LLC
TUHC Physician Group, LLC
TUHC Primary Care and Pediatrics Group, LLC
TUHC Radiology Group, LLC
Tulane Clinic, LLC
Tulane Professionals Management, L.L.C.
Ultra Imaging Management Services, LLC
Ultra Imaging of Tampa, LLC
University Healthcare Specialists, LLC
University Healthcare System, L.C.
University Hospital, Ltd.
Uptown Primary Care Associates, LLC
Urological Specialists of Arlington, PLLC
Urology Center of North Georgia, LLC
Urology Services of El Paso, PLLC
Urology Specialists of Richmond, LLC
Utah Imaging GP, LLC
Utah Medco, LLC
Utah Surgery Center, L.P.
Value Health Holdings, Inc.
Value Health Management, Inc.
Vascular and Endovascular Specialists, LLC
Venture Ambulatory Surgery Center, LLC
Venture Medical Management, LLC
VH Holdco, Inc.
VH Holdings, Inc.
VHSC Plantation, LLC
Vicksburg Diagnostic Services, L.P.
Village Oaks Medical Center, Inc.
VIP, Inc.
Virginia Gynecologic Oncology, LLC
Virginia Hematology & Oncology Associates, Inc.

Virginia Hospitalists, Inc.
Virginia Psychiatric Company, Inc.
W & C Hospital, Inc.
Wabash Cardiology Associates, LLC
Wabash Valley Hospitalists, LLC
Wake Psychiatric Hospital, Inc.
Walterboro Community Hospital, Inc.
Wasatch Front Surgery Center, LLC
Washington Holdco, LLC
Wesley Cath Lab, LLC
Wesley Manager, LLC
Wesley Medical Center, LLC
Wesley Physician Services, LLC
Wesley Physicians — Anesthesiologist, LLC
Wesley Physicians — Cardiovascular, LLC
Wesley Physicians — Medical Specialties LLC
Wesley Physicians — Obstetrics and Gynecology LLC
Wesley Physicians — Primary Care LLC
Wesley Physicians — Surgical Specialties LLC
West Boynton Beach Open Imaging Center, LLC
West Creek Ambulatory Surgery Center, LLC
West Creek Medical Center, Inc.
West Florida Behavioral Health, Inc.
West Florida Cardiology Network, LLC
West Florida Division, Inc.
West Florida Gulf Coast Primary Care, LLC
West Florida HealthWorks, LLC
West Florida Imaging Services, LLC
West Florida Internal Medicine, LLC
West Florida PET Services, LLC
West Florida Physician Network, LLC
West Florida Regional Medical Center, Inc.
West Florida Specialty Physicians, LLC
West Florida Trauma Network, LLC
West Hills Hospital
West Hills Surgical Center, Ltd.
West Houston ASC, Inc.
West Houston Healthcare Group, Ltd.
West Houston Internal Specialists, PLLC
West Houston Outpatient Medical Facility, Inc.
West Houston Surgicare, Inc.
West Houston, LLC
West Jacksonville Medical Center, Inc.
West Jordan Hospital Corporation
West Los Angeles Physicians’ Hospital, Inc.
West LPN Fort Worth Oncology, PLLC
West LPN, Inc.
West McKinney Imaging Services, LLC
West Paces Services, Inc.
West Park Surgery Center, L.P.
West Valley Imaging, LLC
West Valley Medical Center, Inc.
West Valley Medical Group, LLC
West Valley Professional Fee Billing, LLC

West Valley Therapy Services, LLC
Westbury Hospital, Inc.
Western Kentucky Gastroenterology, LLC
Western Plains Capital, Inc.
Westlake Surgicare, L.P.
Westminster Community Hospital
Westside Surgery Center, Ltd.
WGH, Inc.
WHG Medical, LLC
WHMC, Inc.
Wildwood Medical Center, Inc.
Wilson County Outpatient Surgery Center, L.P.
WJHC, LLC
Woman’s Health Group, PLLC
Woman’s Hospital Merger, LLC
Woman’s Hospital of Texas, Incorporated
Women Practitioners of Houston, PLLC
Women Specialists of Bayshore, PLLC
Women Specialists of Mainland, PLLC
Women’s & Children’s Center, LLC
Women’s & Children’s Pediatric Hematology/Oncology Center, LLC
Women’s & Children’s Pediatric Orthopedic Center, LLC
Women’s & Children’s Pulmonology Clinic, LLC
Women’s and Children’s Professional Management, L.L.C.
Women’s Center at Brookside, LLC
Women’s Health Center of Central Florida, LLC
Women’s Health Center of SWVA, LLC
Women’s Hospital Indianapolis GP, Inc.
Women’s Hospital Indianapolis, L.P.
Women’s Multi-Specialty Group, LLC
Women’sLink Center of Wylie — A Medical Center of Plano Facility, LLC

ANNEX C-2
Significant Subsidiaries of the Company
HealthTrust, Inc. — The Hospital Company
Galen Holdco, LLC
Hospital Corp., LLC
HTI Hospital Holdings, Inc.
Healthserv Acquisition, LLC

ANNEX D
Real Property
          The mortgaged property shall include the real property upon which the Company and its subsidiaries shall have granted liens in favor of Bank of America, N.A., in its capacity as collateral agent for the holders of the obligations under the Credit Facilities (excluding the holders of obligations under the asset-based revolving credit facility) (collectively, the “Mortgaged Properties”).

EXHIBIT A
Form of Opinion of Simpson Thacher & Bartlett LLP

EXHIBIT B
Form of Negative Assurance Letter of Simpson Thacher & Bartlett LLP

EXHIBIT C
Form of Opinion of Bass, Berry & Sims PLC